UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )
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Soliciting Material under §240.14a-12

TIDEWATER INC.

(Name of Registrant as Specified in Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

A MESSAGE TO OUR SHAREHOLDERS FROM TIDEWATER’S
PRESIDENT & CHIEF EXECUTIVE OFFICER,
QUINTIN V. KNEEN
April 24, 2025
Dear Fellow Shareholders,
I am pleased to invite you to our 2025 Tidewater virtual annual shareholder meeting being held on June 5, 2025. Thank you for your continued investment in Tidewater and your time considering the routine but important governance matters raised in this Proxy Statement.
The 2024 fiscal year was another year of strong execution and financial performance for Tidewater. We delivered significant financial improvements: Year-over-year, our revenue grew by 33.3%, net income increased by 85.9%, adjusted EBITDA grew by 44.7%, and free cash flow increased by nearly 200%. It also marked the first full year that Tidewater actively returned capital to shareholders since 2015. We commenced our share repurchase program in the fourth quarter of 2023 and actively repurchased approximately 1.4 million shares for $90.7 million in the open market during 2024, and when combined with cash in exchange for the payment of employee taxes, culminated in $119 million of cash used to reduce the number of outstanding shares by 1.7 million.
The position we hold today in the offshore market and our financial performance during 2024 is a product of a multiyear effort to dispose of older, lower-specification vessels, pursue a disciplined acquisition strategy to bring into the fleet younger, higher specification vessels and to leverage the investments we have made by maximizing the scalability of our global shore-based infrastructure.
This strategy, combined with what has been an improving offshore activity environment, has driven our success.
As pleased as I am with the financial results achieved in 2024, I am equally as grateful to our entire global team for their continuous effort to build Tidewater into the safest, most sustainable, most reliable, and most profitable high-specification offshore energy support vessel fleet in the world.
Strong governance and a commitment to transparency and communication are fundamental to Tidewater’s operations and success. Our Board of Directors remains focused on supporting Tidewater’s growth and strategy. On behalf of the Company, I want to express my appreciation to our Board members for their support, guidance and dedication to our long-term success.
To our customers, shareholders, employees and communities—thank you for your continued support of Tidewater. I remain honored to serve as the Company’s President and Chief Executive Officer, and I appreciate the trust you place in me, our Board and our leadership team. With our modern, high-specification fleet, our scalable shore-based infrastructure, and our relentless dedication to capital discipline, we are confident in our ability to courageously and compassionately lead the offshore industry, driving another year of progress and success in 2025.
Sincerely,
Quintin V. Kneen
President, Chief Executive Officer & Director

A MESSAGE TO OUR SHAREHOLDERS FROM TIDEWATER’S
CHAIRMAN OF THE BOARD, DICK FAGERSTAL
April 24, 2025
Dear Fellow Shareholders:
I would like to take this opportunity to express my gratitude for your continued support and trust in our Company. Our commitment to the pursuit of excellence is not only reflected in our operational performance but also deeply ingrained in our striving towards “best-practice” governance principles that guide our decision-making and strategic direction. Below, I have outlined some of our thinking in this regard.
First I would like to mention that if we are not able to operate safely, we will lose the trust of our customers, employees, investors, and regulators—thus safe operations is our foundation. As a Board, we have a stand alone Safety & Sustainability Committee dedicating the necessary time and effort to provide the Board a thorough understanding of the Company’s approach to safe operations. Good governance, however, is so much more than a set of rules; it is the framework through which we manage our affairs ethically and responsibly and it must be reinforced through how we treat our customers, employees, senior management, fellow directors, and all of our collective stakeholders. We are dedicated to transparency, accountability, and integrity, recognizing that if we follow such values, we will foster trust among our stakeholders.
More specifically regarding our Board, we have continued our focus on furthering our Board members’ educational experiences. We believe that continuing education for our directors is vital, equipping us with insights to better navigate many of the complexities of our industry and allowing us to make better informed risk-adjusted decisions that align with our long-term vision.
In today’s rapidly evolving digital landscape, it is hard to overstate the importance of cybersecurity risk. Cyber threats are becoming increasingly sophisticated, and as a Board, we have a responsibility to try to stay ahead of these challenges by partnering with management to build and strengthen our organizational resilience. To that end, we have encouraged our Board members to participate in specialized courses and training sessions designed to provide them with critical insights into cybersecurity risks. By providing our Board with a deeper awareness of these issues, we believe we are better positioned to assist management in protecting the Company’s assets, upholding stakeholder confidence, and complying with regulatory standards.
We believe artificial intelligence (AI) presents an opportunity for innovation and strategic advancement, while also providing an emerging challenge for the Company and our Board. We have encouraged our Board members to participate in educational programs regarding AI, and we have also invited guest speakers to address the subject at Board gatherings. Helping our management team navigate AI’s transformative potential and associated risks requires a knowledgeable and forward-thinking board. We are committed to enhancing our expertise in this area.
We recognize that a balanced set of skills and experiences among our directors is essential for effective governance. By confirming that our Board comprises individuals with a broad range of skill sets, experiences and viewpoints relevant for Tidewater—we can enhance our collective ability to oversee the Company’s strategic direction. We conduct detailed annual reviews of how our Board and Committees function so we can develop a good understanding of our existing dynamics, which in turn allows us to consider ways to improve our processes over time.
Additionally, although our Corporate Governance Guidelines technically allows for the roles of Chairman and CEO to be held by one individual, we strongly believe that separating these roles currently best serves our Company and shareholders. The separation of these important roles streamlines the management of our Board activities, as an oversight body that represents the shareholders’ interests, from the person who leads the Company and the execution of its strategy.
As we aspire to be a group of “learn-it-all” rather than “know-it-all” individuals, we want to foster a culture of curiosity and collaboration. We hope this mindset encourages our Board and employees alike to remain open to new ideas and continuous learning, strengthening our ability to innovate and adapt in an ever-changing landscape. To this end, we periodically conduct our Board meetings in international operating areas giving the Board a better understanding of our international markets as well as the employees and management teams that serve our customers in different operating regions.
We strive to uphold robust governance principles aligned with the many national and international regulations we are subject to in areas such as trade, taxation, labor, data privacy, and anti-corruption, so our operations adhere to ethical standards and all relevant legal requirements in the jurisdictions where we work. We also have systems that allow employees and other stakeholders to contact the Board directly about any concerns.
As a Board, we recognize the importance of shareholder outreach and actively seek to listen to our shareholders’ concerns and views about the future of our industry. As a Company, we recognize the importance of communicating with our shareholders, and over the year, have reached out to nearly 50% of our shareholders. We appreciate their feedback as it helps us in shaping our strategies and reinforces our commitment to responsible corporate governance.
Perhaps the most important job our Board has is to attract and retain a capable senior management team who run the Company in a safe, ethical, and profitable way. As a Board, we assess the skills represented by our senior leadership team and are fortunate to have a strong, experienced group led by our CEO, Quintin Kneen, who has guided the Company’s profitable growth over the past few years through several successful acquisitions. I would like to thank Quintin and the senior management team for steering our ship with a steady hand focused on the safety of our employees and working with the Board in an ethical, open and transparent fashion. I would also like to thank our over 7300 onshore and offshore employees around the world for a job well done in 2024. We look forward to working with all of you in 2025 and beyond.
In conclusion, our focus on safe operations, robust governance practices, continuous education, and our proactive approach to cybersecurity and AI knowledge demonstrates our commitment to creating long-term risk-adjusted value for our shareholders. Together, we believe we are poised to navigate the challenges of today while capitalizing on the opportunities of tomorrow.
Thank you all for being an integral part of our journey.
Sincerely,
Dick Fagerstal
Chairman of the Board

TIDEWATER INC.
842 West Sam Houston Parkway North, Suite 400
Houston, Texas 77024
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
Date and Time Thursday, June 5, 2025 8:00 a.m., Central Time.
Place
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via a live audio webcast.
To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/TDW2025. You will be able to join the meeting 15 minutes before the start time, and we encourage you to do so to ensure you can connect.

Purpose
1.
Election of eight directors named in the proxy statement

2.
Advisory vote to approve named executive officer compensation

3.
Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025

4.
Transact any other business properly brought before the meeting or any adjournment or postponement thereof

Who Can Vote Only shareholders of record at the close of business on April 11, 2025, are entitled to notice of, and to vote at, the 2025 Annual Meeting.

Our Board of Directors unanimously recommends that you vote:
•
FOR each of the eight director nominees,

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FOR approval of our named executive officer compensation, and

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FOR ratification of our selection of PricewaterhouseCoopers LLP as our independent auditors.

Your vote is important. Even if you own only a few shares, we want your voice to be represented at the meeting. If you are unable to attend the meeting and wish to have your shares voted, you may vote by telephone or online, or, if you have received a paper copy of our proxy materials, by completing, dating, and signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible. You may revoke your proxy by giving a revocation notice to our corporate Secretary at any time before the 2025 Annual Meeting, by timely delivering a proxy bearing a later date, or by voting at the meeting.

By Order of the Board of Directors DANIEL A. HUDSON Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas
April 24, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF OUR PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 5, 2025
This proxy statement and our 2024 Annual Report on Form 10-K are available at www.proxyvote.com and on our website at www.tdw.com.

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES
This document may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization and sustainability initiatives. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law. Any performance made in reference to our sustainability plans and programs are developing and based on assumptions that continue to evolve, and no assurance can be given that any such plan, initiative, goal, commitment, or expectation can or will be achieved. The inclusion of information related to our sustainability program and initiatives is not an indication that such information is material under the standards of the SEC.
This document includes references to websites, website addresses and materials found on those websites. The content of any websites and materials named, hyperlinked or otherwise referenced in this document are not incorporated. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement into this document or in any other report or document we file with the SEC, and any references to such websites and materials are intended to be inactive textual references only.

PROXY STATEMENT SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement but does not contain all of the information that you should consider before voting your shares. We recommend that you read the entire proxy statement carefully before voting. For complete information regarding the 2025 Annual Meeting of Shareholders, including the proposals to be voted on, and our performance during the 2024 fiscal year, please review the entire proxy statement and our Annual Report on Form 10-K for the period ended December 31, 2024. These materials are being made available to shareholders on or about April 24, 2025.
2025 Annual Meeting of Shareholders
When Thursday, June 5, 2025 8:00 a.m., Central Time	Place Online at www.virtualshareholdermeeting.com/TDW2025
Record Date April 11, 2025	Voting Only shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.
Agenda Items and Voting Recommendations
Proposal	Description	Board Vote Recommendation	Page
	Election of Eight Directors	FOR each nominee	7
	Advisory Vote to Approve Named Executive Officer Compensation	FOR	36
	Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	FOR	68

Director Nominee Highlights
Name and Principal Occupation	Age	Director Since	Board Committees
			AC	C&HC	N&GC	S&SC
Darron M. Anderson President and Chief Executive Officer of Stallion Oilfield Holdings, Inc.	56	2020
Melissa L. Cougle Chief Financial Officer of Ranger Energy Services, Inc.	48	2022
Dick H. Fagerstal Retired Executive Chairman of Global Marine Group	64	2017
Quintin V. Kneen President and Chief Executive Officer of Tidewater Inc.	59	2019
Louis A. Raspino Retired Chairman of Clarion Offshore Partners	72	2018
Robert E. Robotti President of Robotti & Company Advisors, LLC and Robotti Securities, LLC Managing Director of Ravenswood Management Company, LLC	71	2021
Kenneth H. Traub President, Chief Executive Officer and Chairman of the Board of Comtech Telecommunications Corp. Managing Partner of Delta Value Group, LLC	63	2018
Lois K. Zabrocky President, Chief Executive Officer, and Director of International Seaways, Inc.	55	2020
AC	Audit Committee	C&HC	Compensation & Human Capital Committee
N&GC	Nominating & Corporate Governance Committee	S&SC	Safety & Sustainability Committee
	Member		Chair

Current Board Skills and Experience

Industry
Contributes to the Board’s deeper understanding of Tidewater’s operations and competitive environment in the marine and energy offshore service industries, including energy industry trends, outlook, and risks

Executive Leadership	Valuable to the Board’s understanding and oversight of a range of organizational matters, including corporate leadership, business operations, strategy development, and organizational risks
Accounting / Financial Reporting	Critical to the Board’s oversight of Tidewater’s financial statements and financial reports
Finance / Capital Markets	Valuable to the Board’s understanding and evaluation of Tidewater’s capital structure, capital allocation, and financial strategy
Global Enterprise
Contributes to the Board’s oversight and understanding of the diverse business environments, economic conditions, governmental relationships, and cultures associated with Tidewater’s global workforce and overseas operations

Technology / Cybersecurity	Contributes to the Board’s understanding of information technology and emerging cybersecurity risks in the digital age
Human Capital Management	Contributes to the Board’s ability to attract, motivate, retain, and oversee the development of talent
Sustainability / Environmental	Contributes to oversight and understanding of Environmental, Health, Safety, and sustainability issues and their relationship to Tidewater’s business and strategy
Public Company Governance	Contributes to understanding of best practices in corporate governance matters and significant public company experience
Governmental / Legal, Regulatory
Provides the Board with better understanding of our highly-regulated industry, along with insight into effective strategies in managing the complex legal, political, and regulatory landscape in which Tidewater operates

Risk Management	Valuable to the Board’s ability to effectively oversee, anticipate, identify, and support management’s mitigation of the most significant risks facing the Company
Additional information regarding the Nominating & Corporate Governance Committee’s role in nominating directors and the ability of shareholders to recommend candidates for director may be found under “Proposal 1: Election of Directors—Process for Identifying, Nominating and Adding Directors” and “Proposal 1: Election of Directors—Consideration of Candidates Recommended by Shareholders,” respectively.

Tidewater’s 2024 Performance Highlights
(1)
For a reconciliation to the most comparable GAAP financial measure of Adjusted EBITDA and Free Cash Flow, see Appendix A.

(2)
TRCF, or Total Recordable Case Frequency, is a metric used to measure the number of recordable injuries per million working hours and viewed as a key indicator of a company’s safety performance, helping track trends and identify areas for improvement.

(3)
LTIF, or Lost Time Injury Frequency Rate, is a key safety metric used to measure the frequency of lost time injuries (LTIs) in a workplace, specifically, the number of LTIs per 1 million hours worked. A lower LTIFR indicates a safer workplace.

•
Achieved Significant Financial Improvements.   Our year-over-year financial performance for fiscal 2024 resulted in: a 33.3% increase in revenue, an 85.9% increase in net income, a 44.7% increase in Adjusted EBITDA, a 161.5% increase in net cash provided by operating activities, a 197.1% increase in free cash flow, and a 26.6% increase in average day rates. We believe our financial success realized during 2024 can be attributed to our multi-year efforts to high-grade the fleet through the disposal of older, smaller vessels and through a disciplined acquisition strategy to bring into the fleet younger, higher-specification vessels, combined with our commercial contracting strategy that allowed us to realize the day rate benefits of vessel scarcity in a healthy demand environment.

•
Completed $90.7 Million of Share Repurchases.   During 2024, we continued our commitment to directing free cash flow to enhance shareholder value, marking the first full year that the Company actively returned capital to shareholders since 2015. In the aggregate, we repurchased on the open market approximately 1.4 million shares for $90.7 million. In March 2025, the Board authorized a new $90.3 million share repurchase program, the maximum permissible under our existing debt agreements.

•
Continued Commitment To Driving Long-Term Shareholder Value.   As of the end of 2024, we had achieved an absolute three-year total stockholder return (TSR) of +411% and a relative three-year TSR rank of 2nd place, or 93%, in our compensation peer group set forth in our 2022 performance-based restricted stock unit awards. Unfortunately, in the second half of 2024, our stock price—along with others in our industry—declined, primarily due to shifting industry expectations of a potential slowdown in offshore drilling-related services in 2025, compared to the previously anticipated acceleration.

•
Achieved Challenging and Industry Leading Safety Performance Targets.   During 2024, we continued to prioritize our strong safety-first culture, including regular management and Board reviews of our HSE performance, improving our already robust HSE enterprise system and implementing a fleet-wide digital training platform with over 10,000 individual courses for our seafarers.

• Published 2024 Sustainability Report. In April 2025, we published our 2024 Sustainability Report, describing our ongoing commitment to our sustainability principles and performance during 2024.

Executive Compensation Program Summary
Our Compensation & Human Capital (C&HC) Committee strives to maintain a competitive compensation program that attracts, retains and motivates outstanding executives by providing incentives to reward them for superior performance aligned with Tidewater’s long-term strategic objectives, across the commodity price cycle.
Allocation of Direct Compensation Elements in 2024
A substantial portion of our named executive officer (NEO) compensation is dependent on performance. Approximately 85% of Mr. Kneen’s (and an average of 77% of the other NEOs’) target direct compensation opportunity is performance based and variable, or at-risk, compensation. The ultimate value of at-risk compensation is dependent on the Company’s performance outcomes and stock price performance.
CEO Target Direct Compensation Mix(1)
(1)
Target direct compensation is composed of base salary, target annual cash incentive award opportunity, and the target value of long-term incentive awards.

Key Compensation Decisions in 2024
The Company continued to reinforce market-aligned and pay-for-performance elements of its compensation programs.

PROPOSAL 1: ELECTION OF DIRECTORS
2025 Director Nominations.    In analyzing director nominations, the Nominating & Corporate Governance Committee (“N&CG Committee”) strives to maintain a group of directors that reflects the appropriate talents, skills, expertise, backgrounds, experiences, perspectives, viewpoints and other characteristics needed to maintain the effectiveness of the Board of Directors (“Board”), with the ultimate decision on all nominations being based on merit and contribution that the selected candidates will bring to the Board.
When analyzing whether directors and nominees have the experience, qualifications, attributes, and skills to enable the Board to satisfy its oversight responsibilities effectively given our business and structure, the N&CG Committee and the Board assessed the information summarized in each of the directors’ individual biographies set forth in this Proxy Statement as well as the director skills matrix.
Based upon the recommendation of the N&CG Committee, our Board has nominated the following eight directors for election at the 2025 Annual Meeting to hold office until the next annual meeting and the election or appointment of their successors: Darron M. Anderson, Melissa L. Cougle, Dick H. Fagerstal, Quintin V. Kneen, Louis V. Raspino, Robert E. Robotti, Kenneth H. Traub, and Lois K. Zabrocky. All nominees are currently directors and were elected at the 2024 Annual Meeting.
We intend to vote the proxies received in response to this solicitation “FOR” the election of each nominee. If, contrary to our present expectations, any nominee cannot or will not serve, we intend to vote the proxies “FOR” the election of the other nominees and proxies may be voted for any substitute nominee of our Board. Each nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected. Our Board has no information or reason to believe that any nominee will not be a candidate at the time of the 2025 Annual Meeting or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for more than eight nominees.
Majority Voting.   Our directors are elected by majority vote of votes cast except in the event of a contested election, in which case a plurality standard will apply. Any director who stands for re-election in an uncontested election and who receives a greater number of “AGAINST” votes than “FOR” votes must tender their resignation to the Board. The N&CG Committee of the Board is required to promptly consider and recommend to our Board whether to accept the tendered resignation. Our Board will then act on the N&CG Committee’s recommendation and disclose its decision and rationale within 90 days from the certification of the election results. We would then promptly and publicly disclose the Board’s findings and final decision in a current report on Form 8-K filed with the SEC. A copy of our Corporate Governance Guidelines, which includes our majority voting policy in the event of an uncontested election, may be obtained as described under “Corporate Governance—Availability of Corporate Governance Materials.”

Director Criteria, Qualifications, Experience and Tenure
Summary of Director Nominee Core Competencies and Composition
The following chart summarizes the competencies that the N&CG Committee and the Board consider valuable to effective oversight of Tidewater and illustrates how our director nominees individually and collectively represent these key competencies. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience, as we look to each director to be knowledgeable in these areas; rather, the indicator represents that the item is a core competency or material experience that contributed to the director’s nomination to the Board.
	Darron M. Anderson	Melissa L. Cougle	Dick H. Fagerstal	Quintin V. Kneen	Louis A. Raspino	Robert E. Robotti	Kenneth H. Traub	Lois K. Zabrocky	Total
Industry									7/8
Executive Leadership									8/8
Accounting / Financial Reporting									8/8
Finance / Capital Markets									8/8
Global Enterprise									7/8
Technology and Cybersecurity									6/8
Human Capital Management									6/8
Environmental, Health, Safety and Sustainability									6/8
Public Company Governance									8/8
Legal, Regulatory and Governmental Relations									5/8
Risk Management									8/8

Independence	Age	Tenure
The Board has affirmatively determined that each director nominee, other than Mr. Kneen, is independent, making 88% of the Board independent.	The average age of the directors serving on our Board is 61 years.	The average tenure of director service on our Board is 5.6 years, which we believe reflects a balance of Company experience and new perspectives.
88% independent
Pool of Director Nominees
The Board recognizes the importance of having a diverse and broadly inclusive membership, and currently has and is renominating for election two female directors, six male directors, and one ethnically/racially diverse director. The Board assesses its effectiveness in this regard as part of its annual Board, Committee, and director evaluation process.
A biography of each director nominee is set forth below. Each director nominee’s biography contains information regarding that person’s service as a director, business experience, other public company directorships held currently or at any time during the last five years, and the nominee’s experiences, qualifications, attributes, or skills that led the N&CG Committee and our Board to determine that he or she should serve as a director for Tidewater. The information in each biography is presented as of April 23, 2025.

CURRENT DIRECTORS RENOMINATED FOR A NEW TERM
Darron M. Anderson
Independent Director Houston, Texas Age: 56 Director Since: September 2020 Tidewater Committees: Audit Safety & Sustainabilty Other Current Public Boards: International Seaways, Inc.
Background
Mr. Anderson has served on the Company’s Board of Directors since September 2020. Mr. Anderson currently serves as President and Chief Executive Officer of Stallion Oilfield Holdings, Inc. From March 2017 until July 2021, he served as President, Chief Executive Officer and as a director of Ranger Energy Services, LLC (NYSE: RNGR), where he was responsible for successfully implementing and executing the company’s IPO on the NYSE in August 2017, as well as consolidating four entities to form the current Ranger Energy Services, known today as a market-leading well services company and Permian Basin wireline completion business. Mr. Anderson was previously an executive of Express Energy Services from 2004 through 2015, serving as its President and Chief Executive Officer from 2008 to 2015. Subsequent to his time as President and Chief Executive Officer of Express Energy Services, Mr. Anderson evaluated potential acquisition opportunities from 2015 to 2016, and consulted for Littlejohn & Co., LLC from 2016 to 2017, and for CSL Capital Management, L.P. during 2017. Mr. Anderson began his career in the oil and natural gas industry as a drilling engineer for Chevron Corporation in 1991 holding positions of increasing responsibility across U.S. Land, Offshore and Canada. Mr. Anderson has spent the last 25 years building successful oilfield service organizations focused on land and offshore drilling, completion and production operations. Mr. Anderson has served as an independent director on the board of International Seaways, Inc. (NYSE: INSW), an international tanker company providing energy transportation services for crude oil and petroleum products, since June 2024. Mr. Anderson holds a Bachelor of Science in Petroleum Engineering from the University of Texas at Austin.
Relevant Skills and Expertise
Mr. Anderson brings to our Board extensive leadership experience in the energy industry, particularly in offshore and on land drilling, with an entrepreneurial spirit and mindset. He also provides significant accounting and capital market skills, assisting the Board with its responsibilities overseeing Tidewater’s financial reporting, mergers and acquisitions, and capital allocation.

Melissa L. Cougle
Independent Director Houston, Texas Age: 48 Director Since: January 2022 Tidewater Committees: Audit (Chair) Safety & Sustainability Other Current Public Boards: None
Background
Ms. Cougle has served on the Company’s Board of Directors since January 2022, and as Chair of the Audit Committee since June 2023. Ms. Cougle currently serves as the Chief Financial Officer of Ranger Energy Services, Inc. (NYSE: RNGR), an oil and gas service provider. Prior to her current position, Ms. Cougle served as the Senior Vice President and Chief Financial Officer of Frank’s International N.V., a global oilfield services company specializing in well construction services from May 2019 to November 2021, leading its strategic efforts and the finance and technology organizations through the completion of its merger with Expro Group (NYSE: XPRO). Prior to Frank’s International, Ms. Cougle served as the Chief Financial Officer of National Energy Services Reunited (Nasdaq: NESR), an oilfield services provider with operations focused in the Middle East and North Africa, where she led the company through its first year as a public entity. Prior to her experience as a CFO, Ms. Cougle worked for 13 years at Ensco plc, a global offshore drilling contractor, and its legacy company, Pride International Inc., holding positions of increasing responsibility throughout her tenure across the finance, accounting and information technology groups. Prior to her departure, she served as Vice President and Treasurer and Vice President of Integration. Ms. Cougle also served for several years on the Advisory Board of the Energy Workforce and Technology Council representing and advocating for companies in the energy services sector. Ms. Cougle began her career in the consulting and assurance practice of Arthur Andersen LLP serving multiple clients in various industries with a focus on industrials and energy. Her consulting group later became the founding employees of the Protiviti, a management consulting firm. Ms. Cougle earned a Bachelor of Science degree in Accounting from Louisiana State University and is a licensed CPA in the State of Texas.
Relevant Skills and Expertise
Ms. Cougle brings to our Board both executive and financial proficiency, including managing companies with significant oilfield operations, as well as prior experience in mergers and acquisitions. Her expertise contributes to our Board’s effectiveness in dealing with ongoing technological, financial, operational, and sustainability matters.

Dick H. Fagerstal
Chairman of the Board New Canaan, Connecticut Age: 64 Director Since: July 2017 Tidewater Committees: Audit Nominating & Corporate Governance Other Current Public Boards: Valaris Limited
Background
Mr. Fagerstal has served on the Company’s Board of Directors since July 2017 and as Chairman of the Board since June 2023. Mr. Fagerstal served as Executive Chairman of the Global Marine Group, based in Chelmsford, United Kingdom, a subsea cable installation and maintenance business operating globally in the telecoms, offshore renewables, and oil and gas sectors, from February 2020 to March 2023. He continued to serve as a director until the sale of the business in March 2025. From 2014 to 2020, Mr. Fagerstal served as Chairman & Chief Executive Officer of Global Marine Holdings LLC, which was the prior owner of the business. Since April 2021, Mr. Fagerstal has served as an independent director on the board of Valaris Limited (NYSE: VAL), an offshore drilling service company with headquarters in Bermuda, where he also serves as chair of the audit committee and as a member of the safety & sustainability committee. He also served as an independent director of Frontier Oil Corporation, Manila, Philippines from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance & Corporate Development from 2003 to 2014 and Vice President Finance & Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: CKH). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and Director of Era Group Inc. (NYSE: ERA) from 2011 to 2012 and was the Senior Vice President, Chief Financial Officer, and Director of Chiles Offshore Inc. (AMEX: COD) from 1997 to 2002. From 1986 to 1997, Mr. Fagerstal served as a senior banker at DNB ASA in New York with a focus on the maritime and energy services industries. Prior to his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal earned a B.S. in Economics and Law from the University of Gothenburg and an M.B.A. in Finance, as a Fulbright Scholar, from New York University.
Skills and Qualifications
Mr. Fagerstal brings a strong business, finance and accounting background to our Board. Given the nature and scope of our operations, his extensive international business experience and considerable knowledge of the energy and maritime industries contributes to our Board’s collective ability to monitor the risks and challenges facing Tidewater. With respect to cybersecurity and artificial intelligence qualifications, Mr. Fagerstal obtained a National Association of Corporate Directors (NACD) Cybersecurity Certification in 2021 and completed the Harvard University course “Cybersecurity: The Intersection of Policy and Technology” in 2020 and completed coursework at both Stanford University and Harvard University on artificial intelligence governance in 2025. Mr. Fagerstal obtained an NACD Directorship Certification in 2023.

Quintin V. Kneen
President & Chief Executive Officer Houston, Texas Age: 59 Director Since: September 2019 Tidewater Committees: None Other Current Public Boards: None
Background
Mr. Kneen was appointed President, CEO and Director of the Company in September 2019. From November 2018 until his appointment, he served as Executive Vice President and Chief Financial Officer at Tidewater, following its acquisition of GulfMark Offshore Inc., where he had served as President and Chief Executive Officer since June 2013. Mr. Kneen joined GulfMark in June 2008 as the Vice President, Finance and was named Senior Vice President, Finance and Administration in December 2008. He was subsequently appointed as the Company’s Executive Vice President and Chief Financial Officer in June 2009 where he worked until his appointment as Chief Executive Officer. In May 2017, GulfMark filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On November 14, 2017, GulfMark emerged from bankruptcy. Before his tenure at GulfMark, Mr. Kneen was Vice President, Finance & Investor Relations for Grant Prideco, Inc., serving in executive finance positions at Grant Prideco from June 2003 until June 2008. Prior to joining Grant Prideco, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds an M.B.A. from Rice University and a B.B.A. in Accounting from Texas A&M University, and he is a Certified Public Accountant and a Chartered Financial Analyst.
Relevant Skills and Expertise
Mr. Kneen brings to our Board significant executive management experience and industry knowledge from his roles as the Chief Executive Officer and Chief Financial Officer of two different public companies in our industry. As a Certified Public Accountant and Chartered Financial Analyst, he has a sophisticated understanding of financial and accounting matters. In addition, in his position as our President and Chief Executive Officer, Mr. Kneen serves as a valuable liaison between our Board and the management team.

Louis A. Raspino
Independent Director Houston, Texas Age: 72 Director Since: November 2018 Tidewater Committees: Audit Compensation & Human Capital (Chair) Other Current Public Boards: Forum Energy Technologies
Background
Mr. Raspino has served on the Company’s Board of Directors since November 2018 and currently serves as the Chair of the Compensation & Human Capital Committee. Mr. Raspino’s career has spanned over 40 years in the energy industry, most recently as Chairman of Clarion Offshore Partners, a partnership with Blackstone that served as its platform for pursuing worldwide investments in the offshore oil and gas services sector, from October 2015 until October 2017. Mr. Raspino served as President, Chief Executive Officer and a director of Pride International, Inc. from June 2005 until the company merged with Ensco plc in May 2011, and as its Executive Vice President and Chief Financial Officer from December 2003 until June 2005. From July 2001 until December 2003, he served as Senior Vice President, Finance and Chief Financial Officer of Grant Prideco, Inc. and from February 1999 until March 2001, he served as Vice President of Finance at Halliburton. Prior to joining Haliburton, Mr. Raspino served as Senior Vice President at Burlington Resources, Inc. from October 1997 until July 1998. From 1978 until its merger with Burlington Resources, Inc. in 1997, he held a variety of positions at Louisiana Land and Exploration Company, most recently as Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Raspino previously served as an independent director of Chesapeake Energy Corporation and chairman of its audit committee from March 2013 until March 2016, and as a director of Dresser-Rand Group, Inc., where he served as chairman of the compensation committee and member of the audit committee, from December 2005 until it was acquired by Siemens AG in June 2015. He has served as a director of Forum Energy Technologies (NYSE: FET), a global oilfield products company, since January 2012 and currently serves as the chairman of its compensation committee. Mr. Raspino also currently serves on the board of American Bureau of Shipping (ABS), where he is a member of the audit and compensation committees. Mr. Raspino served as Chairman of the GulfMark Inc. board from November 2017 until its merger with Tidewater in November 2018.
Relevant Skills and Expertise
Having served in executive leadership roles at several energy companies, including both the Chief Executive Officer and Chief Financial Officer positions, Mr. Raspino brings in-depth operational and financial expertise to our Board. In addition, his current service on a variety of oil and gas industry boards, including ABS, provides our Board with key and timely insights into industry conditions and trends.

Robert E. Robotti

Independent Director
New York, New York
Age: 71
Director Since:
June 2021
Tidewater Committees:
Compensation & Human Capital
Nominating & Corporate
Governance
Other Current Public Boards:
AMREP Corporation
Pulse Seismic Inc.
Former Public Boards During Past Five Years:
PHX Minerals Inc.
PrairieSky

Background
Mr. Robotti has served on the Company’s Board of Directors since June 2021. Mr. Robotti has been the president of Robotti & Company Advisors, LLC (a registered investment advisor) and Robotti Securities, LLC, formerly known as Robotti & Company, LLC (a registered broker-dealer), and their predecessors, since 1983. He has been the Managing Director (and previously, managing member) of Ravenswood Management Company, LLC (and its predecessor) since 1980, which serves as the general partner of The Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P. Mr. Robotti served as a portfolio manager of Robotti Global Fund, LLC, a global equity fund, from 2007 to March 2015. He currently serves as a director and Chairman of the Board of Pulse Seismic Inc. (TSX: PSX), the leading seismic library data provider to the western Canadian energy sector and has held these positions for the past five years. Mr. Robotti has served on the Board of Directors of AMREP Corporation (NYSE: AXR), a real estate business focused in New Mexico, since September 2016, and served on the Board of PrairieSky (TSX: PSK), which acquires and manages petroleum and natural gas royalty properties in Canada, from October 2019 through April 2023. Mr. Robotti was a director of PHX Minerals Inc. (NYSE: PHX), formerly known as Panhandle Oil & Gas Inc. and Panhandle Royalty Company, a diversified minerals company, from 2004 to May 2020, and was a director of BMC Building Materials Holding Corporation, a construction supply company, from 2012 until just prior to the completion of its merger with Stock Building Supply Holdings, Inc. on December 1, 2015. In addition, Mr. Robotti serves on the boards of many non-profit organizations where he generously donates his time and expertise. Mr. Robotti was a member of the SEC’s Advisory Committee on Smaller Public Companies from 2005 to 2006, which was established to examine the impact of Sarbanes-Oxley, as well as other aspects of federal securities law, and also served on its corporate governance subcommittee. He worked in public accounting before coming to Wall Street and is currently an inactive CPA. Mr. Robotti holds a B.S. from Bucknell University and an M.B.A. in Accounting from Pace University.
Relevant Skills and Expertise
Mr. Robotti’s extensive experience in the investment business as the owner of a registered broker-dealer and a registered investment advisor, as a portfolio manager and as a director of public companies engaged in the energy business, as well as other industries, makes him a valuable asset to our Board.

Kenneth H. Traub

Independent Director
Boca Raton, Florida
Age: 63
Director Since:
November 2018
Tidewater Committees:
Compensation & Human Capital
Nominating & Corporate
Governance (Chair)
Other Current Public Boards:
Comtech Telecommunications Corp.
Former Public Boards During Past
Five Years:
American Rare Earths
Athersys, Inc.
DSP Group, Inc.
Edgio, Inc.
Immersion Corporation
Intermolecular, Inc.

Background
Mr. Traub has served on the Company’s Board of Directors since November 2018 and currently serves as the Chair of the Nominating & Corporate Governance Committee. Mr. Traub has served as President, Chief Executive Officer and Chairman of the Board of Comtech Telecommunications Corp. (Nasdaq: CMTL), a global communications technology leader, since January 2025. He joined the Comtech Board in October 2024 and was appointed Executive Chairman in November 2024. Mr. Traub also has served as the Managing Partner of Delta Value Group, LLC, an investment firm, since 2019, and the Managing Partner of Delta Value Advisors, LLC, a consulting firm, since 2020. Mr. Traub served as a Managing Partner of Raging Capital Management, LLC, a diversified investment firm, from December 2015 to January 2019. He previously served as President and Chief Executive Officer of Ethos Management, LLC from 2009 through 2015. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in 2008, Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices for the protection of documents and products against counterfeiting. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications. Mr. Traub has previously served on the boards of numerous public companies including: (i) MIPS Technologies, Inc., a provider of industry-standard processor architectures and cores, from 2011 until the company was sold in 2013; (ii) iPass, Inc. (NASDAQ: IPAS) from 2009 to 2013; (iii) Xyratex Limited, a supplier of data storage technologies, from 2013 until the company was sold in 2014; (iv) Vitesse Semiconductor Corporation, a supplier of integrated circuit solutions, from 2013 until the company was sold in 2015; (v) A. M. Castle & Co., a specialty metals distribution company from 2014 to 2016; (vi) IDW Media Holdings, Inc., a diversified media company, from 2016 to 2018; (vii) as Chairman of MRV Communications, Inc., a supplier of communication networking equipment, from 2011 until the company was sold in 2017; (viii) Intermolecular, Inc., an innovator in materials sciences, from 2016, and as chairman from 2018 until the company was sold in 2019; (ix) Immersion Corporation (Nasdaq: IMMR), a provider of haptics technology, from 2018 to 2019; (x) Athersys, Inc. (Nasdaq: ATHX), a biotechnology company, from 2012 to 2016, 2020 and February 2021 through October 2022; (xi) American Rare Earths (ASX: ARR | ADRs—OTCQX: AMRRY | Common Shares—OTCQB: ARRNF | FSE: 1BHA), a U.S. based supplier of rare earth elements, from August 2023 to June 2024; (xii) DSP Group, Inc. (Nasdaq: DSPG), a supplier of wireless chipset solutions, from 2012 to 2021 and as Chairman from 2017 until the company was sold in 2021, and (xiii)  Edgio, Inc. (OTC: EGIOQ), a software company providing digital content delivery networks and applications, during 2024. Mr. Traub served as a member of the GulfMark Inc. board from November 2017 until its merger with Tidewater in November 2018. Mr. Traub is active in the Young Presidents Organization and World Presidents Organization, leading global networks of business leaders, having served as Chapter Chairman and Education Chairman. Mr. Traub earned a B.A. degree from Emory University and an M.B.A. from Harvard Business School.
Relevant Skills and Expertise
Mr. Traub’s qualifications to serve on our Board include his extensive and diverse business management experience and expertise. In addition, he contributes to our Board’s effectiveness in strategic, financial, operational, and governance matters.

Lois K. Zabrocky

Independent Director
New York, New York
Age: 55
Director Since:
July 2020
Board & Committee Membership:
Compensation & Human Capital
Safety & Sustainability (Chair)
Other Current Public Boards:
International Seaways, Inc.

Background
Ms. Zabrocky has served on the Company’s Board of Directors since July 2020 and currently serves as the Chair of the Safety & Sustainability Committee. Ms. Zabrocky has served as President, Chief Executive Officer, and a Director of International Seaways, Inc. (NYSE: INSW) since its spin-off from Overseas Shipholding Group, Inc. (“OSG”) in November 2016 and was President of INSW from August 2014. INSW owns and operates 84 deep sea tankers and owns 80% of two floating storage and offloading vessels. Prior to the spin-off, Ms. Zabrocky served in various roles at OSG over a career of more than 25 years, most recently as Senior Vice President and Head of the International Flag Strategic Business Unit of OSG with responsibility for the strategic plan and profit and loss performance of OSG’s international tanker fleet comprised of 50 vessels and approximately 300 shoreside staff. Ms. Zabrocky served as Senior Vice President of OSG from June 2008 through August 2014, when she was appointed as Co-President of OSG and Head of the International Flag Strategic Business Unit of OSG. Ms. Zabrocky served as Chief Commercial Officer, International Flag Strategic Business Unit of OSG from May 2011 until her appointment as the Head of International Flag Strategic Business Unit and as the Head of International Product Carrier and Gas Strategic Business Unit for over four years prior to May 2011. Ms. Zabrocky served as a director of INSW from November 2011 through November 2016 while it was a wholly owned subsidiary of OSG. Ms. Zabrocky began her maritime career sailing as a third mate aboard a U.S. flag chemical tanker. She received her B.S. from the United States Merchant Marine Academy, holds a Third Mate’s license and has completed Harvard Business School’s Program for Strategic Negotiations and its program in Finance for Senior Executives programs.
Relevant Skills and Expertise
Ms. Zabrocky brings to our Board significant executive, strategic and operational experience, including managing a company with broad international offshore operations. Her expertise in many aspects of the maritime transportation industry adds significant value to our Board’s Maritime Industry knowledge and strategic focus.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE.

CORPORATE GOVERNANCE
Our Corporate Governance Framework
Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Second Amended and Restated By-laws (“Bylaws”), and Board adopted Corporate Governance Guidelines and committee charters (collectively, the “Corporate Governance Policies”), establish Tidewater’s governance framework. These Corporate Governance Policies address the structure and operation of the Board, including matters related to the Committees of the Board; director independence; tenure; outside board memberships; the role of the Board’s Chairman and Lead Independent Director (if any); director stock ownership; and the Board, Committee and director performance evaluations. The Corporate Governance Policies are reviewed and updated periodically, considering changing regulations, evolving best practices and shareholder feedback. These Corporate Governance Policies and other governance related policies are available on our website at www.tdw.com/investors/governance.
Size and Term of Board
Under the provisions of our Certificate of Incorporation and Bylaws of the Company, the total number of directors constituting the Board may range from five or more members, as determined from time to time by resolution of the Board. The current size of the Board is set at eight, reflecting the Board’s current view of its optimal size.
Each director will serve for a term of one year, ending on the date of the next Annual Meeting of Shareholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification, or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Company, which will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.
Process for Identifying, Nominating and Adding Directors
Our Nominating & Corporate Governance Committee identifies, screens, and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then existing composition of the Board and the background and areas of expertise of existing directors and potential nominees.
The N&CG Committee evaluates Board composition regularly and identifies skills, experience, and capabilities desirable for new directors given the Company’s business and strategy. The N&CG Committee has not formerly adopted specific criteria for selecting director nominees, preferring to maintain needed flexibility; however, the Board strives to have individual directors who possess experience, skills and expertise in the following broad areas:
•
strategic planning and business development;

•
mergers and acquisitions;

•
legal and regulatory compliance;

•
finance and accounting matters;

•
industry experience and knowledge (particularly in the energy services and maritime sectors), including hands-on operational experience;

•
demonstrated leadership of complex organizations;

•
corporate governance;

•
public company board service; and

•
international business.

The N&CG Committee will identify a broad pool of potential director candidates using multiple sources such as independent search firms, director recommendations, and shareholder recommendations. Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the N&CG Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the N&CG Committee and other Board members. During these meetings, directors assess candidates based on their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies represented on the Board. At the same time due diligence is conducted, and the Chair of the N&CG Committee solicits feedback from other Board members and persons outside the Company.
The N&CG Committee recommends potential directors to the Board for approval. The N&CG Committee also considers any potential director nominees properly recommended by shareholders. If a director is being recommended to fill a current vacancy outside the Annual Meeting, the Board must approve the director’s appointment. Otherwise, our shareholders vote on the director nominees at the Annual Meeting.
Each new director undergoes a comprehensive onboarding process designed by our N&CG Committee to build an understanding of the Company’s business and to allow the director to make meaningful contributions quickly. The onboarding process consists of a combination of one-on-one sessions with management and other Board members, site visits, written materials and training.
Consideration of Candidates Recommended by Shareholders
Our Bylaws provide that any of our shareholders entitled to vote for the election of directors may nominate candidates for election to our Board at our Annual Meeting of Shareholders by complying with the required notice procedures, as described in greater detail below. The N&CG Committee’s policy is to consider director candidates recommended by shareholders on the same basis and in the same manner as it considers all director candidates.
No director candidates were recommended by shareholders in time for consideration at the 2025 Annual Meeting. To be timely for our 2026 Annual Meeting, a shareholder’s nomination must be given in writing and delivered or mailed to Tidewater’s Secretary and received at our principal executive offices no earlier than February 5, 2026 and no later than March 9, 2026.
Shareholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the shareholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of Tidewater. A description of these requirements is set forth in Tidewater’s Bylaws, which may be obtained as described under “Corporate Governance—Availability of Corporate Governance Materials.”

Director Continuing Education
Our Board and leadership team believe director education is vital to the ability of directors to fulfill their roles, and we reimburse directors for their expenses associated with their continuing education. All directors are members of the National Association of Corporate Directors and encouraged by our Board and N&CG Committee to participate annually in external continuing director education programs. Continuing director education programs are also provided during Board and Committee meetings and other discussions as part of the formal meetings and as stand-alone information sessions outside of meetings. Among other topics, during 2024, our Board received technology training, market and industry training, leadership development and team performance training, safety training and international cultural training.

Board Evaluation Process and Comprehensive Steps to Achieve Board Effectiveness
The Board is committed to a rigorous self-evaluation process to assess the overall functioning, performance and effectiveness of the Board, its committees, and the individual non-employee directors. The N&CG Committee oversees this annual evaluation process. From time to time, these evaluations may be conducted using a third-party facilitator. The methodology for conducting Board and Committee self-evaluations is outlined in the chart below.

Step	Description
1. Initiate Evaluation Process	Upon the instruction of the N&CG Committee, written self-assessment questionnaires are distributed to each member of the Board. These questionnaires seek anonymous, candid feedback from our directors on a variety of topics, including Board composition and culture, Committee effectiveness, strategic planning, risk management, and succession planning.
2. Collect Evaluation Data	Directors' responses to the questionnaires are aggregated into summary reports for the Board, each of its Committees, and the Chair of the N&CG Committee. In 2024, the N&CG Committee engaged a third-party consultant to distribute, collect and aggregate the data from the directors as part of this annual self-evaluation process.
3. Review and Discuss Findings	Each December, findings from the evaluation process are reviewed and discussed in executive session for each Committee and the full Board. In 2024, the full Board held an executive session with the third-party consultant to further discuss the results. Based on these discussions, the directors may recommend improvements to the Board's structure, processes, policies, or composition, or other changes. In addition, the Chair of the N&CG Committee may provide one-on-one feedback to individual directors as appropriate.
4. Implement Feedback	The Board, its Committees, and (where appropriate) management work to implement the feedback from this evaluation process to improve Board performance and effectiveness. Following this process, the N&CG Committee annually reviews, and makes recommendations to the Board regarding, its process for evaluating the effectiveness and performance of the Board, its Committees and as deemed appropriate, individual directors.

Cultural Values and Sustainability Highlights
For over 65 years, Tidewater has been at the forefront of the global offshore service industry driven by a simple goal: to provide outstanding service to our clients through the quality of our vessels and our operational excellence. Our tradition of excellence has led us to become an industry leader in offshore vessel services. In addition, our goal is to build a sustainable, resilient, and responsible company with environmental, governance, social and other sustainability policies as the cornerstone of our corporate mission.
To promote dedicated focus and oversight of our safety and sustainability efforts, our Board has a stand-alone committee, the Safety & Sustainability Committee, that oversees and supports our safety and sustainability strategy, initiatives, and reporting. Other Committees of the Board also are involved with the assessment and management of our sustainability priorities through their oversight responsibilities, such as corporate governance, enterprise risk and talent management. For more information on the Safety & Sustainability Committee, please see the section entitled, “Composition and Role of Board Committees—Safety & Sustainability Committee.”

Our commitment to sustainability principles is reflected in our various ongoing initiatives and core values, the 7Cs.

7Cs OUR CORE VALUES

CAPABILITY

Our broad capabilities are Tidewater's competitive advantage.

COLLABORATION

We collaborate as a team to achieve Tidewater's strategic objectives.

COMMITMENT

We are committed to everything that we do.

COMMUNICATION

Open and respectful communication within our organization and with our customers is essential to our success.

COMPASSION

Compassionate and socially responsible, we work hard to make a positive impact internally and in the regions where we work.

COMPLIANCE

Tidewater is committed to being a leader in ethics, integrity and compliance in the global community.

COURAGE

Have the courage to do the right thing, every time.

TIDEWATER®

A few of our sustainability principles and initiatives include:
•
maintaining the highest standards of business conduct and ethics by conducting our affairs in an honest and ethical manner with unyielding personal and corporate integrity at the foundation of our business;

•
adhering to our core values and striving to continually improve our sustainability systems and processes to enhance our performance;

•
demonstrating integrity and respect for others by setting goals and objectives that enhance our commitment to a safe workplace;

•
protecting the environment by focusing on operational efficiencies that promote the reduction of emissions through fuel and environmental monitoring;

•
ensuring that the safety of our employees, as reported in industry-leading metrics, is our highest priority;

•
actively embracing, valuing and encouraging the different talents, expertise, backgrounds, perspectives and viewpoints of our directors, officers and employees and confirming our company values, the 7C’s, remain an integral part of our culture;

•
communicating our expectation that Tidewater, including our suppliers, contractors, and employees, achieve and promote our sustainability initiatives and principles;

•
providing a positive community impact in the areas in which we operate;

•
focusing on developing and implementing sustainable practices that promote human rights, health and well-being, fair dealing and compliance throughout our business;

•
responsibly recycling vessels in a sustainable and socially-responsible manner, safeguarding the environment and human health and safety in accordance with applicable laws and regulations, including the 2009 “Hong Kong Convention for the Safe and Environmentally Sound Recycling of Ships,” the “Basel Convention on the Control of the Transboundary Movements of Hazardous Wastes and their Disposal” and, where applicable, EU and U.S. EPA Ship Recycling Regulation; and

•
regularly and transparently reporting our sustainability results in accordance with applicable laws and in accordance with the GRI framework and SASB industry standards, while continuously evaluating ways to improve our performance.

In April 2025, we published our 2024 Sustainability Report, in alignment with the SASB Marine Transportation Standard (2018), IFRS climate-related disclosure recommendations and GRI’s reporting standards. A review of Tidewater’s sustainability progress in 2024 and future sustainability plans are included in the report. The report is available at
www.tdw.com/sustainability/sustainability-report/.

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which the N&CG Committee reviews at least annually to assess the continued appropriateness of these guidelines given any new regulatory requirements and evolving corporate governance practices. After this review, the N&CG Committee recommends any proposed changes to the full Board for approval.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics sets forth principles of ethical and legal conduct to be followed by our directors, officers, and employees. The Code of Business Conduct and Ethics requires any employee who reasonably believes or suspects that any director, officer, or employee has violated the Code of Business Conduct and Ethics, another Tidewater policy, or applicable law to report such activities to his or her supervisor or to our Chief Compliance Officer (Daniel A. Hudson, our Executive Vice President, General Counsel and Corporate Secretary), or directly or anonymously through our online or toll-free phone hotline. We do not tolerate retaliation of any kind against any person who, in good faith, reports any known or suspected improper activities pursuant to the Code of Business Conduct and Ethics or assists with any ensuing investigation.
Our Code of Business Conduct and Ethics also references disclosure controls and procedures required to be followed by all officers and employees involved with the preparation of Tidewater’s SEC filings. These disclosure controls and procedures are designed to enhance the accuracy and completeness of Tidewater’s SEC filings and, among other things, to promote continued compliance with all applicable anti-corruption and bribery laws, including the Foreign Corrupt Practices Act. Our Code of Business Conduct and Ethics is posted on our website located at https://www.tdw.com/sustainability/governance/corporate-governance/. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics and waivers of the Code of Business Conduct and Ethics granted to executive officers and directors, on the website within four business days following the date of the amendment or waiver.
Communicating with Directors and Complaint Procedures for Accounting, Auditing and Financial Related Matters
Shareholders and other interested parties may communicate directly with our Board, our Chairman, the non-management directors, or any Committee or individual director by writing to any one of them in care of our Corporate Secretary, at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024. Our Corporate Secretary or the director contacted will forward all communication to the appropriate director. For more information regarding how to contact the members of our Board, please visit our website at www.tdw.com/sustainability/responding-to-stakeholders-concerns/.
In addition, the Audit Committee has established procedures for receiving, reviewing and responding to complaints from any source regarding accounting, internal accounting controls and auditing matters. The Audit Committee has also established procedures for the confidential and anonymous submission of concerns regarding violations of our Code of Business Conduct and Ethics, including questionable accounting or auditing matters. Interested parties may communicate such complaints to the Chairman of the Board, Chair of the Audit Committee and/or the Chair of the N&CG Committee by: (1) following the procedures described under the heading “Communicating with Directors” above or (2) anonymously through our ethics hotline, which can be found on our website at www.tdw.com/sustainability/social/compliance-2/. As noted above, we do not tolerate retaliation of any kind against any person who, in good faith, submits a complaint or concern under these procedures.

Availability of Corporate Governance Materials
You may access our Certificate of Incorporation, Bylaws, Corporate Governance Policy, our Code of Business Conduct and Ethics, and all committee charters under “Corporate Governance” in the “About Tidewater” section of our website at www.tdw.com. You also may request printed copies, which will be mailed to you without charge, by writing to us in care of our Corporate Secretary, 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024.

BOARD OF DIRECTORS
Board Meetings and Attendance
During the 2024 fiscal year, our Board held eight meetings, including four in-person meetings and four virtual meetings. Each director attended 100% of the meetings of the Board and of the Committees on which the director served during fiscal 2024. Given the significance of our global operations, the Board periodically holds its in-person meetings at one of our international operating locations providing them with the opportunity to view the day-to-day operations and interact directly with the local management teams.
Our Board does not have a policy requiring director attendance at any special or annual meetings of shareholders; however, our Board’s practice is to schedule a board meeting on the same day as the Annual Meeting of Shareholders to facilitate director attendance at the Annual Meeting. All directors serving as a director during 2024 attended our 2024 Annual Meeting.
Director Independence
The Board has adopted Corporate Governance Guidelines and charters for the Audit Committee, Compensation & Human Capital Committee (“C&HC Committee”), N&CG Committee and Safety & Sustainability Committee (“S&S Committee”) that include independence requirements for directors. These requirements conform to the independence requirements set forth in applicable NYSE listing standards and SEC rules. In addition to applying these requirements, the Board considers all relevant facts and circumstances in making an independence determination, including responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, Tidewater, and management. In its review of director independence, our Board also considers any known commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with Tidewater or management.
Our Board has affirmatively determined that all nominees for election at the 2025 Annual Meeting, other than Mr. Kneen who is the Company’s President & Chief Executive Officer, meet all applicable standards, including the legal and charter standards applicable to the Audit Committee, C&HC Committee, N&CG Committee and S&S committee.
Board Leadership Structure
The Board believes separating the role of Chairman of the Board and Chief Executive Officer is a best governance practice and typically in the best interests of the Company and its stockholders. While this separation is often beneficial, its effectiveness depends on the current facts and circumstances of the Company and the Board. As such, even though the Board intends for the role of Chairman of the Board and Chief Executive Officer to be separated, the Board reserves the right to determine from time to time whether it is in the best interests of the Company and its shareholders for these roles to be combined.
Currently, the roles of Chairman and Chief Executive Officer are held by two different people. Mr. Fagerstal serves as our independent Chairman of the Board, and Mr. Kneen serves as our President and Chief Executive Officer. Our Board believes that, at this time, this structure best serves the interests of Tidewater and our shareholders. As our President and Chief Executive Officer, Mr. Kneen’s primary responsibilities are to manage the day-to-day business and to develop and implement Tidewater’s business strategy with the oversight of, and input from, the Board. As independent Chairman, Mr. Fagerstal’s responsibilities include (i) presiding at all meetings of the directors; (ii) working to assure that the Board functions effectively and meets its obligations and responsibilities; (iii) coordinating with the Chief Executive Officer in the setting of the agenda and the preparation and distribution of information packages and related matters for Board meetings; and (iv) serving as liaison between management and the Board.
The Board believes that its programs for risk oversight, as described under “Role of the Board in Risk Oversight” below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Executive Sessions of Non-Management and Independent Board Members
Our non-management and independent directors meet in regularly scheduled executive sessions presided over by our independent Chairman, Mr. Fagerstal. Prior to his appointment as Chairman in June 2023, Mr. Fagerstal served as our Lead Independent Director and presided over regularly scheduled executive sessions with only independent directors in attendance. At the conclusion of each Board meeting, the non-management directors and independent directors have an opportunity to meet in executive session and may schedule additional executive sessions throughout the year. During fiscal 2024, the independent members of our Board met four times in executive sessions.

Role of the Board in Risk Oversight
The Board actively oversees Tidewater’s risk management, including routinely assessing Tidewater’s major risks and mitigation measures. In addition, the Board delegates to its committees the responsibility for overseeing certain types of risk, as reflected in the chart below, and the committees in turn report regularly to the Board on activities in their respective areas of oversight.

Risk Oversight Highlight: Cybersecurity

Our business requires the use of information technology (IT) and operational technology (OT) resources, including those to carry out our day-to-day operational activities both onshore and offshore, to maintain our business records and to proactively monitor internal and external cybersecurity threats. To respond to cybersecurity risks and threats, we have developed a cybersecurity risk management program designed to identify, assess, manage and respond to cybersecurity incidents while also preserving the confidentiality, integrity and continued availability of our information and assets. The underlying controls of our cyber risk management program are based on recognized best practices and standards for cybersecurity and information technology, including the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) and the International Organization for Standardization (ISO) 27001 Information Security Management System Requirements.

We have a Security Operations Center operating in multiple regions that provides daily monitoring of our global cybersecurity environment and coordinates real-time investigation and remediation of alerts. Identifying and assessing cybersecurity risks related to our business, operations, privacy and compliance issues are identified and addressed through a multi-faceted approach including third party assessments, internal IT audits, IT/OT security, governance, risk and compliance reviews. To deter, detect and respond to cybersecurity incidents, we conduct proactive privacy and cybersecurity reviews of systems and applications, audit applicable data policies, perform penetration testing using external third-party tools and consultants, and conduct tabletop exercises to simulate responses to cybersecurity incidents. We also conduct and require our workforce to complete ongoing cybersecurity awareness education and training. Our team of cybersecurity professionals then collaborate with technical and business stakeholders across our business units to further analyze the risk to the company, and form detection, mitigation and remediation strategies.

We have implemented incident response and breach management processes, including (i) preparation for a cybersecurity incident, (ii) detection and analysis of a security incident; (iii) containment, remediation and recovery from an incident; and (iv) post-incident analysis. Such cybersecurity incident responses are overseen by leaders from our IT, compliance and legal teams as further described under “Cybersecurity Governance” below, and elevated to other senior leaders, third party providers and the Audit Committee of the Board as appropriate and in accordance with our response plan and procedures.

We engage third party security experts for assessments, penetration tests and program enhancements, including vulnerability assessments, security framework maturity assessments and identification of areas for continued focus and improvement. We use the findings of these exercises to improve our practices, procedures, and technologies. We engage third party security experts to support our cybersecurity threat and incident response management and maintain cybersecurity risk insurance coverage. Our risk management program also assesses third party risks, and we perform third-party risk management to identify and mitigate risks from third parties such as vendors, suppliers, and other business partners associated with our use of third-party service providers. Cybersecurity risks are evaluated when determining the selection and oversight of applicable third-party service providers and potential fourth-party risks when handling and/or processing our employee, business or customer data.

The Audit Committee oversees our cybersecurity risk management program and meets on a quarterly basis with our Chief Information Officer (CIO) to review our cybersecurity programs and risks, including (as applicable) assessments and program maturity; evolving cyber risks; status on addressing and/or mitigating cyber risks; any recent cybersecurity or data privacy incidents at the Company and across the industry; and status on any key cybersecurity initiatives. These cybersecurity risks and programs are further reviewed and considered by the Board in connection with the Company’s overarching enterprise risk program.

Each member of the Audit Committee has completed the Cyber Risk Oversight Certificate Course offered by the National Association of Corporate Directors (NACD). Dick Fagerstal, our Chairman and a member of the Audit Committee, also completed the Harvard University course “Cybersecurity: The Intersection of Policy and Technology” in 2020 and completed Stanford University and Harvard University coursework on artificial intelligence on 2025.

Risk Oversight Highlight: Compensation

Consistent with SEC disclosure requirements, the C&HC Committee performs an annual risk assessment of Tidewater’s compensation programs. Management has identified the elements of our compensation programs that could incentivize management to take risks and has reported to the C&HC Committee its assessment of those risks and mitigating factors particular to each risk. The C&HC Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Tidewater. Some of the findings the committee considered in reaching this conclusion include:

1. our cash/equity mix strikes an appropriate balance between short-term and long-term risk and reward decisions;

2.
the Company performance portion of our annual incentive plan is based on Company-wide financial and operating performance metrics as well as safety criteria, which are less likely to be affected by individual or group risk-taking;

3. our annual and long-term incentive plans have conservative payout caps;
4. our compensation levels and performance criteria are subject to multiple levels of review and approval;
5. we have an extensive executive compensation recovery policy (“clawback”) and significant stock ownership guidelines for our executives; and
6. our Policy Statement on Insider Trading prohibits hedging and pledging of Tidewater’s securities by all company insiders, including our executives.
Risk Oversight Highlight: Safety & Sustainability

The Board with the assistance of its S&S Committee oversees environmental, health, safety and sustainability matters as an integral part of its oversight of Tidewater’s strategy and enterprise risks. These matters are critical to the Company’s strategic plans and, accordingly, are incorporated into regular Board and the S&S Committee meetings as well as the Board’s in-depth strategic review sessions. In addition, the Board’s structure is designed to provide the Board and its Committees with the appropriate oversight of relevant sustainability matters. For example, the S&S Committee reviews and monitors climate-related public policy trends and related regulatory matters and oversees Tidewater’s external reporting on sustainability matters, including climate-related risks and opportunities.

COMPOSITION AND ROLE OF BOARD COMMITTEES
Our Board currently has four standing committees: Audit; Compensation & Human Capital; Safety & Sustainability; and Nominating & Corporate Governance. Actions taken by our Committees are reported regularly to the full Board. Each standing Committee is comprised entirely of independent directors and is governed by a written charter that is reviewed annually, with any changes approved by the full Board. A copy of each Committee charter is available online or by mail as described in “Corporate Governance—Availability of Corporate Governance Materials.”
The current members of each Board Committee are identified in the following table, which also indicates the number of meetings each Committee held during fiscal 2024:
Name	Audit	Compensation & Human Capital	Nominating & Corporate Governance	Safety & Sustainability
Darron M. Anderson
Melissa L. Cougle
Dick H. Fagerstal
Quintin V. Kneen
Louis A. Raspino
Robert E. Robotti
Kenneth H. Traub
Lois K. Zabrocky
Number of Meetings in 2024:	8	4	4	4
Committee Chair
Committee Member

AUDIT COMMITTEE
Members: Melissa Cougle (Chair) Darron Anderson Dick Fagerstal Louis Raspino Meetings Held in 2024: 8
Responsibilities:
•
Oversight of

◦
the integrity of our financial statements

◦
the qualifications and independence of our independent auditor

◦
the performance of our internal audit function and independent auditor

◦
our compliance with the legal and regulatory requirements in connection with the foregoing

•
Review of and discussions with management and the independent auditor regarding the annual audited and quarterly financial statements of Tidewater and related earnings reports and disclosures

•
Review and approve all services (audit and permitted non-audit) to be performed by our independent auditor, and discuss the scope and results of the audit with the independent auditor and matters required to be discussed by the Public Company Accounting Oversight Board

•
Discuss with management the guidelines and policies by which management assesses and manages Tidewater’s exposure to risk, including a discussion of Tidewater’s third party, financial and cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures

•
Oversee matters relating to Tidewater’s Code of Business Conduct and Ethics

•
Preparation of the Report of the Audit Committee (page 70)

Independence and Financial Expertise:
•
The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and audit committee members.

•
The Board has concluded that each member of the Audit Committee is “financially literate” and that each of Mr. Fagerstal, Mr. Raspino and Ms. Cougle qualify as an “audit committee financial expert” within the meaning of SEC rules.

COMPENSATION & HUMAN CAPITAL COMMITTEE
Members: Louis Raspino (Chair) Robert Robotti Kenneth Traub Lois Zabrocky Meetings Held in 2024: 4
Responsibilities:
•
Overall responsibility for approving and evaluating the executive compensation plans, policies and programs of Tidewater

•
Review the performance of the CEO and determine CEO compensation based on this evaluation

•
Review and approve the compensation of all other senior officers

•
Oversee the assessment of risks related to Tidewater’s compensation policies and programs

•
Review, approve and recommend to the Board Tidewater’s equity-based incentive compensation plans and administer such plans, including the grant of awards thereunder, performance goals thereunder, and attainment of any performance goals thereunder review the performance of the plans

•
Review, approve and recommend to the Board any changes to director compensation

•
Review and approve the peer group to be used for compensation benchmarking and determining incentive metrics

•
Periodic review of talent development programs and human capital management

•
Preparation of the Compensation Committee Report (page 52)

Independence:
•
The Board has determined that each member of the C&HC Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and compensation committee members.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Members: Kenneth Traub (Chair) Dick Fagerstal Robert Robotti Meetings Held in 2024: 4
Responsibilities:
•
Identify individuals qualified to become Board members

•
Recommend to the Board director nominees

•
Annually review and recommend to the Board any changes to the Corporate Governance Guidelines

•
Recommend to the Board directors to serve on each committee

•
Recommend the Board committee structure, operations and Board reporting

•
Oversee evaluation of Board performance

•
Oversee CEO succession planning

Independence:
•
The Board has determined that each member of the N&CG Committee is independent within the meaning of the NYSE standards of independence for directors.

SAFETY & SUSTAINABILITY COMMITTEE
Members: Lois Zabrocky (Chair) Darron Anderson Melissa Cougle Meetings Held in 2024: 4
Responsibilities:
•
Oversee and periodically review Company’s strategy, policies, programs and practices related to safety and sustainability matters, including related risks, liabilities and opportunities

•
Review our annual Sustainability Report

•
Oversee the establishment and implementation of any safety or sustainability goals or metrics and monitor our performance against and/or progress toward acheiving those goals or metrics

•
Review updates from management regarding our compliance with applicable safety, environmental and climate-related laws and regulations

•
Review reports from management regarding the Company’s safety performance, including any material safety incident or safety audit

Independence:
•
The Board has determined that each member of the S&S Committee is independent within the meaning of the NYSE standards of independence for directors.

DIRECTOR COMPENSATION
2024 DIRECTOR COMPENSATION TABLE
This table reflects all compensation paid to or accrued by each individual who served as a non- management director during fiscal 2024. The compensation of Mr. Kneen, who currently serves as our President and Chief Executive Officer, is disclosed in the Fiscal 2024 Summary Compensation Table. A description of the elements of our director compensation program follows this table.
Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Current Directors
Darron M. Anderson	125,000	124,944	12,533	262,477
Melissa L. Cougle	145,000	124,944	12,613	282,557
Dick F. Fagerstal	225,000	124,944	—	349,944
Louis A. Raspino	140,000	124,944	12,713	277,657
Robert E. Robotti(1)	124,887	124,944	6,804	256,635
Kenneth H. Traub	136,250	124,944	10,638	271,832
Lois K. Zabrocky	135,000	124,944	7,111	267,055

(1)
Under the Director Stock Election Program, Mr. Robotti elected to receive 100% of his cash compensation in shares of our common stock, which resulted in 1,544 shares being distributed to him with an aggregate grant date value of $124,887.

(2)
Reflects the aggregate grant date fair value of 1,323 time-based restricted stock units (RSU) granted to each director on June 6, 2024, computed in accordance with FASB ASC Topic 718, which will vest on the first anniversary of the date of grant. Mr. Anderson elected to defer the settlement of his 2024 RSU until 2027 (the third-year anniversary), and each of Messrs. Fagerstal, Raspino and Robotti elected to defer the settlement of their respective 2024 RSU awards until separation from service (within the meaning of Section 409A of the U.S. Internal Revenue Code). As of December 31, 2024, each non-management director held 1,323 unvested RSUs and no unexercised options.

(3)
“All other compensation” reflects the cost, if any, for a director’s spouse to travel internationally in connection with any in-person Board and Committee meetings and attend business-related activities where spousal attendance is expected or customary.

We currently use a combination of cash and equity-based compensation to provide competitive compensation for our non-management directors and to align director interests with our shareholders. Our C&HC Committee is responsible for overseeing our non-employee director compensation program and recommending any changes to the full board for action. Meridian Compensation Partners, LLC (Meridian), which served as the independent consultant to our C&HC Committee in 2024, also assisted the committee and the Board in its 2024 review of director compensation to help ensure that our director pay levels and program components are in line with competitive market practice.

Director Fees. The following table summarizes the 2024 compensation awarded or paid to our non-management directors:
Fee Type
Annual cash retainer	$125,000
Annual equity-based retainer	$125,000
Additional cash retainer for Chairman of the Board	$100,000
Additional cash retainer for Lead Independent Director (if any)	N/A
Additional cash retainer for Audit Committee Chair	$20,000
Additional cash retainer for Compensation & Human Capital Committee Chair	$15,000
Additional cash retainer for Nominating & Corporate Governance Committee Chair	$12,500
Additional cash retainer for Safety & Sustainability Committee Chair	$10,000
The number of RSUs granted for the annual equity-based retainer is calculated by dividing the grant date target value by the closing price of a share of our common stock on the date of grant. All time-based RSUs granted to directors during fiscal 2024 will vest on the first anniversary of the date of grant, provided the director remains a member of our Board on the vesting date. However, vesting of the award would accelerate if, prior to the vesting date, the director died, terminated service due to disability, or was willing and able to continue to serve as a director but was either not renominated or not re-elected to serve another term.
Director Stock Election Program. Under the Director Stock Election Program, as amended, each non-employee director is provided an opportunity to elect to receive a percentage of their base cash retainer in fully vested shares of Tidewater common stock, which are issued from our equity compensation plans. For each participant, the shares are issued to a director on the same day on which they would have received the cash payment, based on the closing price of a share on that day (rounded down to the nearest whole share). Mr. Robotti elected to participate in the program during 2024.
Director Stock Deferral Program. Under the Director Stock Deferral Program, as amended, each non-employee director can elect at least 30-days prior to any equity grant to defer the settlement of their annual stock award beyond the first anniversary of the date of grant. Messrs. Anderson, Fagerstal, Raspino and Robotti elected to participate in the program during 2024.
Stock Ownership Guidelines. Our non-employee directors are subject to stock ownership guidelines requiring each director to own and hold shares of our common stock worth five times his or her annual cash retainer no later than five years after his or her appointment. Under the guidelines, unvested and deferred RSUs count as shares of Company common stock. As of April 23, 2025, all non-employee directors were in compliance with the guidelines. These guidelines are described in greater detail under “Compensation Discussion and Analysis—Compensation and Equity Ownership Policies—Stock Ownership Guidelines.”
Other Benefits. We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees, including the expenses of any director’s spouse who travels with the director in connection with our Board and committee meetings held outside the United States. We also cover the cost of our directors attending continuing education programs (including tuition and travel).

PROPOSAL 2: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
Our Board is asking you to approve, on an advisory basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement. This item, which is provided pursuant to Section 14A of the Exchange Act, is commonly referred to as a “say-on-pay” resolution.
The Compensation & Human Capital Committee (“C&HC Committee”) has structured our executive compensation program to achieve the following key objectives:
•
to attract, motivate and retain talented executive officers,

•
to motivate the achievement of companywide financial objectives, as well as other strategic personal objectives, while balancing rewards for short-term and long-term performance, and

•
to align the interests of our executive officers with those of our shareholders,

each as described in the “Compensation Discussion and Analysis” section of this proxy statement.
Our C&HC Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals, and that the compensation of our NEOs as reported in this proxy statement has contributed to Tidewater’s short-term and long-term success. Therefore, we are asking our shareholders to approve the compensation of our NEOs by voting “FOR” the following resolution on an advisory basis:
RESOLVED, that the compensation paid to Tidewater Inc.’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on an advisory basis.
This vote is non-binding, but our Board and the C&HC Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Although annual “say-on-pay” advisory votes are not required by our Bylaws, the shareholders have previously approved on an advisory basis that “say-on-pay” advisory votes be held annually. In addition, our Board currently believes that having our shareholders provide annual feedback on our compensation practices supports effective governance. Thus, we expect our next “say-on-pay” advisory vote will occur at our 2026 annual meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION PAID TO TIDEWATER’S NEO’S AS DISCLOSED IN THIS PROXY STATEMENT.

INFORMATION REGARDING EXECUTIVE OFFICERS
Each of our executive officers is appointed by, and serves at the pleasure of, our Board. Information regarding our current executive officers (other than Mr. Kneen, who also serves as a director and whose biography is included above under “Proposal 1—Election of Directors”), including all offices held by the officer as of December 31, 2024, is as follows:
Executive Officer	Age	Position
David E. Darling	70
Mr. Darling has served as our Executive Vice President and Chief Operating Officer since March 2021, bringing with him over 30 years of operations and human resources experience in the OSV industry. Prior to his appointment, he served as our Vice President—Chief Human Resources Officer since joining Tidewater in March 2018. From 2007 to March 2018, he served as Senior Vice President, Human Resources for GulfMark Offshore Inc. (formerly NYSE: GLF), a company providing marine transportation services to the energy industry through a fleet of offshore support vessels, which was acquired by Tidewater in November 2018. Prior to GulfMark, he served in executive human resources roles with Rigdon Marine Corp., a privately held company providing offshore vessel services in the Gulf of Mexico, which was acquired by GulfMark in 2008, and Automobile Protection Corporation, a provider and administrator of extended vehicle service contracts and warranties. Mr. Darling started his career in 1983 with Tidewater, first holding offshore positions as a Vessel Master and Operations Manager, then holding positions with increasing responsibilities in our human resources and operations departments through 1996. Mr. Darling has a Bachelor of Science in Human Resources Management from Brenau University and a Master of Science in Human Resources Management and Labor Relations from the New York Institute of Technology.

Daniel A. Hudson	53
Mr. Hudson has served as our Executive Vice President, General Counsel & Corporate Secretary since March 2021. He joined Tidewater in 2006, having previously worked in healthcare administration. From 2007 to 2012, he served as a Staff Attorney in Tidewater’s New Orleans office. In 2012, Mr. Hudson was promoted to Regional Counsel, based internationally to provide legal support for many of the company’s global locations. He was promoted to Managing Counsel in 2015 and to Assistant General Counsel in 2017. Mr. Hudson returned from living overseas to the Houston office in 2018 and was promoted to VP, General Counsel & Corporate Secretary in September 2019. Mr. Hudson attended the University of St. Thomas in Houston, received his Juris Doctorate from Loyola University New Orleans College of Law, and has completed the Leading Operational Excellence program at MIT Sloan School of Management.

Executive Officer	Age	Position
Piers D. Middleton	52
Mr. Middleton has served as Executive Vice President and Chief Commercial Officer since June 2024, bringing over 27 years of international experience in the OSV sector. From June 2023 until his appointment, he served as our Senior Vice President and Chief Commercial Officer, and from September 2020 until June 2023, he served as our Vice President, Sales and Marketing. Prior to joining Tidewater, Mr. Middleton was a Managing Director at Clarksons PLC (London: CKN), a global company providing various services in the maritime industry, including brokering, finance, port services and research, where he founded and lead the global Offshore & Newbuilding Divisions for over 19 years. He began his career in 1996 with Derrick Offshore Ltd., which was a leading international shipbroker specializing in the offshore energy and subsea cable industries that merged with Pareto JGO Shipbrokers in 2014. Mr. Middleton has a Bachelor of Arts with Honors in Ancient History and Classical Archaeology from the University of Warwick in the UK, completed the Corporate Governance Program at UCLA in 2024 and graduated from the Executive Program at UCLA in February 2025.

Samuel R. Rubio	65
Mr. Rubio has served as our Executive Vice President and Chief Financial Officer since March 2021, bringing over 30 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations. Prior to his appointment, he served as our Vice President, Chief Accounting Officer and Controller since December 2018. From April 2018 until joining Tidewater, Mr. Rubio held the position of Senior Vice President—Chief Financial Officer for GulfMark Offshore Inc. (formerly NYSE: GLF), a company providing marine transportation services to the energy industry through a fleet of offshore support vessels, which was acquired by Tidewater in November 2018. He first joined GulfMark in 2005 as Assistant Controller, was promoted to Controller in 2007, promoted to Vice President, Controller and Chief Accounting Officer in December 2008 and then promoted to Senior Vice President, Controller and Chief Accounting Officer in January 2012. Mr. Rubio has a Bachelor of Business Administration from Sul Ross State University and is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

COMPENSATION DISCUSSION AND ANALYSIS
This section of our proxy statement discusses and analyzes our executive compensation philosophy and program in the context of the compensation paid to or earned for performance during the last fiscal year by our named executive officers. We refer to these executives as our “named executives” or “NEOs.” For fiscal 2024, our named executives were:
Quintin V. Kneen President and Chief Executive Officer	Samuel R. Rubio Executive Vice President, Chief Financial Officer and Chief Accounting Officer	David E. Darling Executive Vice President and Chief Operating Officer	Daniel A. Hudson Executive Vice President, General Counsel and Corporate Secretary	Piers D. Middleton Executive Vice President and Chief Commercial Officer
In this CD&A section, we first provide an Executive Summary of Tidewater’s business and performance during the fiscal year and how that performance affected executive compensation decisions and payouts. We next explain the Compensation Philosophy and Objectives that guide our C&HC Committee’s executive compensation decisions. We then describe the C&HC Committee’s Process of Setting Compensation. Finally, we discuss in detail each of the Compensation Components, including, for each component, a design overview as well as the actual results yielded for each named executive in fiscal 2024.
Executive Summary of 2024 Company Performance
We are one of the most experienced international operators in the offshore energy industry with a history spanning over 65 years. As of December 31, 2024, we owned 211 vessels serving the global offshore energy industry. Our vessels and associated vessel services provide support for all phases of offshore oil and gas exploration, field development and production as well as windfarm development and maintenance. We have one of the broadest global operating footprints in the offshore vessel industry, which allows us to react quickly to changing local market conditions and to be responsive to the changing requirements of our customers.
In 2024, the pace and intensity of offshore activity continued to increase, demanding strong leadership focused on executing our strategy, ensuring operational excellence and protecting our workforce, environment and communities. The foregoing led to a successful 2024 across numerous metrics, including our financial performance, operational performance and safety performance.

(1)
For a reconciliation to the most comparable GAAP financial measure of Adjusted EBITDA and Free Cash Flow, see Appendix A.

(2)
TRCF, or Total Recordable Case Frequency, is a metric used to measure the number of recordable injuries per million working hours and viewed as a key indicator of a company’s safety performance, helping track trends and identify areas for improvement.

(3)
LTIF, or Lost Time Injury Frequency Rate, is a key safety metric used to measure the frequency of lost time injuries (LTIs) in a workplace, specifically, the number of LTIs per 1 million hours worked. A lower LTIFR indicates a safer workplace.

•
Achieved Significant Financial Improvements. Our year-over-year financial performance for fiscal 2024 resulted in: a 33.3% increase in revenue, an 85.9% increase in net income, a 44.7% increase in Adjusted EBITDA, a 161.5% increase in net cash provided by operating activities, a 197.1% increase in free cash flow, and a 26.6% increase in average day rates. We believe our financial success realized during 2024 can be attributed to our multi-year efforts to high-grade the fleet through the disposal of older, smaller vessels and through a disciplined acquisition strategy to bring into the fleet younger, higher-specification vessels, combined with our commercial contracting strategy that allowed us to realize the day rate benefits of vessel scarcity in a healthy demand environment.

•
Completed $90.7 Million of Share Repurchases. During 2024, we continued our commitment to directing free cash flow to enhance shareholder value, marking the first full year that the Company actively returned capital to shareholders since 2015. In the aggregate, we repurchased on the open market approximately 1.4 million shares for $90.7 million. In March 2025, the Board authorized a new $90.3 million share repurchase program, the maximum permissible under the Company’s existing debt agreements.

•
Continued Commitment To Driving Long-Term Shareholder Value. As of the end of 2024, we had achieved an absolute three-year total stockholder return (TSR) of +411% and a relative three-year TSR rank of 2nd place, or 93%, in our compensation peer group set forth in our 2022 performance-based restricted stock unit awards. Unfortunately, in the second half of 2024, our stock price—along with others in our industry—declined, primarily due to shifting industry expectations of a potential slowdown in offshore drilling-related services in 2025, compared to the previously anticipated acceleration.

•
Achieved Challenging and Industry Leading Safety Performance Targets. During 2024, we continued to prioritize our strong safety-first culture, including regular management and Board reviews of our HSE performance, improving our already robust HSE enterprise system and implementing a fleet-wide digital training platform with over 10,000 individual courses for our seafarers.

•
Published 2024 Sustainability Report. In April 2025, we published our 2024 Sustainability Report, describing our ongoing commitment to sustainability principles and performance for the 2024 calendar year.

Pay-for-Performance Driven
Tidewater remains committed to the pay-for-performance philosophy that underpins our compensation program, incentivizing our executive team to focus on strategic business objectives that, when met, will continue to create shareholder value. To achieve this, a substantial portion of NEO compensation is performance-based, and as a result, Tidewater’s performance significantly impacts the realizable values of the NEOs’ compensation awards.
For 2024, the C&HC Committee established an appropriate mix of short-term and long-term incentive compensation, resulting in significant at-risk pay for Mr. Kneen at 85% and the other NEOs at an average of 77%. The C&HC Committee will continue to thoughtfully oversee the effectiveness of Tidewater’s executive compensation structure to ensure CEO and executive compensation is strongly aligned with company performance and shareholder experience.
CEO Target Compensation
Average Other NEO Target Compensation

Objectives of the Executive Compensation Program
The C&HC Committee strives to maintain a compensation program that will attract, retain and motivate outstanding executives by providing incentives to reward them for strong performance that supports Tidewater’s annual and long-term strategic objectives and is competitive with industry practices. In addition to paying for performance, the executive compensation program is intended to:
•
Align with shareholder interests;

•
Promote a performance and results-oriented environment with conservative salaries and enhanced emphasis on performance-based and variable pay;

•
Build and encourage long-term share ownership;

•
Provide a consistent retention incentive;

•
Preserve performance accountability across the commodity price cycle;

•
Pay competitively and equitably, providing for straightforward and transparent pay for the benefit of executives and shareholders;

•
Use relative and absolute performance measures for equity awards; and

•
Match or exceed prevailing governance standards for performance-based compensation.

The specific principles followed and decisions made in establishing the compensation of our named executives for fiscal 2024 are discussed in more detail below.

Governance Features of the Executive Compensation Program
Our C&HC Committee strives to align executive compensation with shareholder interests and incorporate strong governance standards into our compensation program, including through the following:
What We Do

Pay for Performance. A substantial portion of NEO compensation is performance- based. The C&HC Committee annually reviews the metrics underlying the long-term equity incentive program (LTI Program) and annual short-term cash incentive program (STI Program) to evaluate their continued alignment with Tidewater’s business priorities and shareholder interests.

Establish Target Awards. The C&HC Committee has established target and maximum awards under our STI and LTI Programs.

Clawback in the Event of Restatement. The C&HC Committee has adopted a clawback policy consistent with the requirements of new Exchange Act Rule 10D-1 and NYSE listing standards giving it authority to clawback compensation in certain situations involving financial restatements.

Monitor Compensation Program for Risk. The executive compensation program includes multiple features that are intended to appropriately mitigate excessive risk-taking. The C&HC Committee conducts an annual assessment of our executive compensation program to identify and minimize, as appropriate, any compensation arrangements that may encourage excessive risk-taking.

Use Relative and Absolute Performance Measures for Equity Awards. Performance equity is earned based on both relative shareholder returns and absolute shareholder returns, with TSR awards capped if Tidewater’s absolute TSR is negative.

Robust Stock Ownership Requirements. Our CEO is required to own an amount of Tidewater shares valued at five times (5x) his annual salary; our EVPs must own at least three times (3x) their annual salaries; and all other corporate officers must own at least two times (2x) their annual salaries.

Limited Executive Perquisites. We offer our NEOs very few perquisites not generally available to all employees.
Independent Consultant. The C&HC Committee has its own independent executive compensation consultant. The consultant reports directly to the committee and does not provide any services to management.
What We Don’t Do
No Hedging or Derivative Transactions. We prohibit all company insiders (including directors and officers) from engaging in hedging or derivative transactions involving company securities.

No Single Trigger Change of Control Benefits. While each of our NEOs is party to a change of control agreement, we do not provide any single-trigger change of control benefits (including automatic acceleration of equity awards).

No Income or Excise Tax Gross-Ups. We do not have any contractual commitments to pay tax gross-ups to any of our officers.
No Option Repricing. We do not discount, reload or reprice stock options without shareholder approval.

Fiscal 2024 Compensation Highlights
As described in greater detail under “Compensation Components,” the three main components of our executive compensation program are base salary, an annual cash incentive award, and long-term incentive awards. During 2024, the C&HC Committee: (i) retained the CEO’s base salary of $750,000; (ii) retained the CEO’s annual cash incentive target of 110%; (iii) retained the CEO’s long-term incentive target of $3,500,000; and (iv) retained the CEO’s long-term incentive mix of 50% time-based restricted stock units and 50% performance-based restricted stock units. The table below provides a summary of key actions taken with respect to each of these three components in fiscal 2024:
	Pay Component	Results for 2024	Considerations
Fixed	Base Salary	Base salaries of NEOs were adjusted as follows: CEO increase of 0%; Two other NEOs base salaries were increased to align with market	Increased base salaries to be closer to market median, to recognize the company’s continued growth and to recognize expanding individual responsibilities
Incentive-Based	Short-Term Incentive (“STI”) Program	STI target for all NEOs retained at the same levels (as a percentage of base salary) For each NEO, STI award payouts based on pre-approved 2024 company performance metrics were paid at 82% of target	Incentivizes NEOs to achieve short-term performance goals
Long-Term Incentive (“LTI”) Award
In March 2024, we granted annual LTI awards to our NEOs as follows:
•
CEO: $3,500,000 target, award mix 50% time-based RSUs and 50% performance-based RSUs

•
Other NEOs: $850,000 to $1,250,000 target, award mix 50% time-based RSUs and 50% performance-based RSUs

Awarded LTI to further increase shareholder alignment, with a significant performance-based component that includes both relative and absolute stock price performance; Total LTI granted to each NEO is based on the Company’s closing stock price on the grant date then split 50% time-based and 50% performance-based
Participants and Process of Executive Compensation Decision Making
Our Board has delegated to the C&HC Committee the primary responsibility for overseeing our executive compensation program. The C&HC Committee annually reviews and sets the compensation for our executive officers, subject to approval by the full Board (excluding the CEO). For more information about the Compensation & Human Capital Committee’s responsibilities, see “Composition and Role of Board Committees—Compensation & Human Capital Committee.”
Role of the Chief Executive Officer. Our CEO makes recommendations to the C&HC Committee with respect to salary, short-term incentive (bonus), and long-term incentive awards for all executive officers other than himself. He develops those recommendations based on competitive market information generated by the C&HC Committee’s compensation consultant, the Company’s current strategy, his assessment of individual performance, and the experience level of the particular executive. After the C&HC Committee discusses the recommendations with the CEO, its consultant, and amongst themselves, the C&HC Committee makes the final decisions on executive compensation, subject to approval by the full board (excluding the CEO).

Evaluating the Chief Executive Officer’s Compensation. In evaluating the CEO’s compensation, the C&HC Committee reviews the competitive market information provided by its compensation consultant and bases its decisions regarding his compensation on our overall compensation strategy, the CEO’s self-assessment, and the C&HC Committee’s independent assessment of his performance, using the objectives that the C&HC Committee established at the beginning of the year as one point of analysis. The C&HC Committee’s determinations are then subject to approval by the full Board (excluding the CEO). These deliberations are held in executive session so that the CEO is not present when the C&HC Committee and Board make determinations regarding his compensation.
Role of Compensation Consultant. Our C&HC Committee has sole authority over the selection, use, compensation, and retention of any compensation consultant engaged to assist the C&HC Committee in discharging its responsibilities. During 2024, Meridian Compensation Partners, LLC (Meridian) served as the C&HC Committee’s primary consultant. At the direction of the C&HC Committee, Meridian: (i) attends C&HC Committee meetings; (ii) informs the C&HC Committee regarding regulatory changes and general trends in executive compensation; (iii) prepares the analysis of peer company compensation used by the C&HC Committee; and (iv) participates in the C&HC Committee’s deliberations regarding compensation of its NEOs. Meridian also surveys director compensation upon the request of the C&HC Committee. Meridian has provided no other services to, nor has any other relationship with, Tidewater. As required by SEC rules, the C&HC Committee has assessed Meridian’s independence with respect to all six independence factors set forth in NYSE rules and concluded that Meridian’s work has not raised any conflicts of interest.
Peer Group. With Meridian’s assistance, the C&HC Committee reviews and approves our peer group annually. We pay particular attention to mergers, acquisitions, and bankruptcies, each of which may make a peer company more or less aligned to our business. The C&HC Committee reviewed our compensation peer group and determined to use the same peer group as used in 2023 in making its determinations regarding fiscal 2024 compensation, which was composed of the following companies:

PEER GROUP
Bristow Group Inc.	Expro Group	Oceaneering International
Core Lab	Forum Energy Technologies	Oil States International
Diamond Offshore(1)	Helix Energy Solutions Group	SEACOR Marine Holdings
DMC Global	International Seaways	TETRA Technologies
Dorian LPG	Newpark Resources(1)	Valaris Limited
Dril-Quip(1)	Noble Corp.(1)

(1)
During 2024, following the C&HC Committee’s 2024 compensation decisions and peer group selections, (i) Noble Corp. acquired Diamond Offshore, (ii) Dril-Quip merged with Innovex Inc. and assumed the name Innovex Inc. and (iii) Newpark Resources rebranded to NPK International.

Consideration of Prior Say-on-Pay Vote Results.
At our 2024 Annual Meeting, our shareholders approved our executive compensation, with more than 99% of voting shares cast in favor of the say-on-pay resolution. The result of the most recent say-on-pay vote is an important point of reference for the C&HC Committee as it makes executive compensation decisions for a given year. In addition, we regularly engage with shareholders and welcome their feedback on our compensation programs throughout the year. Given the strong level of shareholder support, the C&HC Committee did not make any changes to our compensation programs as a result of the 2024 say-on-pay vote.

99% SHAREHOLDER SUPPORT OF NEO COMPENSATION IN 2024
Compensation Components
As noted previously, the three core components of our executive compensation program are base salary, short-term cash incentive, and long-term incentive awards. This section discusses each of these compensation elements and arrangements as well as the change of control protections, retirement benefits, and limited perquisites provided to our named executives during fiscal 2024.
Base Salary. In prior years, the C&HC Committee’s practice has been to review salary levels for named executives prior to the beginning of each fiscal year then rereview and approve any adjustments during the 1st quarter of the year. Our base salary determinations are based on a variety of factors, including individual performance, market salary levels, our company’s overall financial condition, and industry conditions. The primary rationale for salary increases for our NEOs during 2024 was to be competitive and align with market practice. We generally consider the market median of our peer group as the target for total target compensation, although individual pay levels may vary from median for a variety of reasons. In March 2024, Mr. Middleton was promoted to EVP and Chief Commercial Officer, which was taken into consideration and was the primary driver of his salary adjustment.
Named Executive	2023 Base Salary ($)	2024 Base Salary ($)	Percent Change (%)
Quintin V. Kneen	750,000	750,000	0%
Samuel R. Rubio	400,000	400,000	0%
David E. Darling	450,000	450,000	0%
Daniel A. Hudson	315,000	335,000	6.3%
Piers D. Middleton	350,000	415,000	18.6%
Annual Short-Term Cash Incentive Compensation.
Structure of the Program. Our Board and C&HC Committee have adopted the Tidewater Inc. Short-Term Incentive (STI) Plan to provide the framework under which annual or short-term incentive bonuses may be paid to our NEO’s and key employees for the purpose of rewarding both company and individual performance during any given year or other specified performance period.
The C&HC Committee’s practice has been to preview the upcoming year’s STI program during its December meeting and then approve the specific metrics and weightings under the STI program during the first quarter of the performance year. When establishing the STI program, the C&HC Committee reviews and approves the company’s performance metrics, the specific performance levels for each metric, and the target award for each NEO, which is expressed as a percentage of the executive’s base salary. In March 2024, the C&HC Committee approved the fiscal 2024 STI program, which was conditioned on Tidewater achieving positive free cash flow of at least $271.0 million (a 66.5% increase over the Company’s 2023 free cash flow target and a 143.9% increase over actual 2023 free cash flow) and allocated the payout among the four following measures of performance:

Metric	Weight	What we Measure	Why
Free Cash Flow (FCF)	50%
•
Non-GAAP investment performance indicator determined from net cash provided by operating activities, adjusted for capital expenditures, proceeds from asset sales, cash interest expense and interest income

•
Places emphasis on key cash generation drivers such as operating and administrative cost efficiency, optimal capital investments, and timely collection of accounts receivable balances

•
Driver of long-term shareholder value creation by incentivizing management to develop an efficient, scalable growth platform to help lower overall net debt levels

Operational Efficiency	20%
•
Managing forecasting, dry dock costs, and days down for repair (DFR)

•
Implementing maintenance software modules on our vessels

•
Readiness for applicable climate-related disclosure requirements

•
Efficiency in the management and forecasting of G&A, professional, dry dock and down for repair costs, to remain competitive, meet customer needs and improve operational forecasting

•
Digitize and improve transparency and compliance of required or needed maintenance through software

•
Ensure ability to comply with growing regional and global climate-related regulatory and disclosure requirements

Safety Performance	10%
•
Lost-time incident frequency (LTIF): number of lost time incidents per million hours worked

•
Total recordable case frequency (TRCF): number of recordable cases * 1 million / quantity manhours worked

•
Reinforces our commitment to remain an industry leader in safety

•
A safe work environment helps us attract and retain a more experienced workforce, and gives us a competitive advantage in retaining existing business and when bidding for new work

•
A strong safety record helps us to minimize our insurance and loss costs and the overall cost of doing business

Individual Performance	20%	• Committee’s subjective assessment of individual executive performance during the period	• Allows for more direct recognition of individual contributions
For all metrics except free cash flow and individual performance, payouts could range between 0-100% of the individual component’s target award, depending on performance. Payout on the free cash flow metric and individual performance goals could range from 0-200% of target, depending on performance.

Assuming maximum performance on all metrics, the overall maximum a participant could have earned under the 2024 STI program would have been 150% of the target award.
The following chart shows the target award for each NEO, expressed as a percentage of his base salary under the STI program for 2024. Such target awards were unchanged from 2023 levels (as a percentage of base salary):
Named Executive	Target Award as % of Salary (%)
Quintin V. Kneen	110%
Samuel R. Rubio	100%
David E. Darling	100%
Daniel A. Hudson	100%
Piers D. Middleton	100%
Calculation of 2024 STI Program Metrics and Payouts. The table below summarizes the 2024 STI program performance metrics and actual achievement for the year. For the FCF metric: (i) performance below threshold results in a 0% payout, (ii) performance at threshold results in a 25% payout, (iii) performance at target results in 100% payout, and (iv) maximum performance or above results in a payout at 200% of target opportunity. Actual payout is calculated using straight line interpolation between threshold and target and between target and maximum. For the operational efficiency and safety metrics, performance at or above target results in a 100% payout and performance at or below target results in a 0% payout. The individual performance was a subjective component, based on the C&HC Committee’s assessment of the NEO’s performance.
		Performance Metrics			Actual Performance	Percent of Target Earned	Times Weight	Equals Weighted Payout
		Threshold	Target	Maximum
Free Cash Flow(a)		$271.0 M	$387.0 M	$450.0 M	$344.0 M	72%	50%	36.0%
Operational Efficiency	Scheduled Dry Docks	—	$127.0 M	—	$133.2 M	0%	4%	12.0%
	Forecasting	—	Meet / Exceed	—	Not meet	0%	4%
	DFR Days		<=3,378	—	2,743	100%	4%
	Maintenance Module 75%	—	160 Vessels	—	175 Vessels	100%	4%
	Climate Readiness	—	By 12/31/2024	—	Completed	100%	4%
Safety		—	0.11 LTIF 0.62 TRCF	—	0.11 LTIF 0.62 TRCF	100%	10%	10.0%
Individual Performance(b)		—	—	—	—	120%	20%	24.0%
Calculated Percent of Target Earned								82.0%

(a)
FCF. The minimum threshold of $271 million was required to fund the 2024 STI program. Actual performance reflects FCF of $331.0 million plus certain costs excluded by the C&HC Committee when calculating results, primary related to unbudgeted capital expenditures, dry dock costs, and acquisition and refinancing—related fees. See Appendix A for a reconciliation of FCF to Net Cash Provided by Operating Activities, the most comparable GAAP measure.

(b)
Individual Performance. This metric is a subjective component, based on the C&HC Committee’s assessment of the individual NEO’s performance. Given the Company’s excellent performance during 2024 and the collaberative and strategic leadership it took for this success, the C&HC Committee determined that each of the NEOs achieved 120% of their strategic and leadership goals.

Calculation of Individual Bonuses. The table below provides a summary of individual award determinations for 2024.
Named Executive	Base Salary(1) ($)	x	Target Award as % of Salary (%)	x	Corporate Payout Factor (%)	=	Actual Award ($)
Quintin V. Kneen	$750,000		110%		82.0%		$676,500
Samuel R. Rubio	$400,000		100%		82.0%		$328,000
David E. Darling	$450,000		100%		82.0%		$369,000
Daniel A. Hudson	$330,000		100%		82.0%		$270,600
Piers D. Middleton	$398,750		100%		82.0%		$326,975

(1)
Base salaries reflect mid-year adjustments for Messrs. Hudson and Middleton.

Long-Term Incentive Compensation. We maintain one main long-term incentive (LTI) plan, the Tidewater Inc. 2021 Stock Incentive Plan (2021 LTI Plan), which became effective in connection with our 2021 Annual Meeting. For 2024, the Committee granted each NEO’s LTI award in the form of 50% time-based RSUs and 50% performance-based RSUs.
For 2024, the C&HC Committee retained the prior year’s mix of long-term incentive awards that included 50% PRSUs and 50% RSUs for the CEO and changed the awards for all other NEOs to be comprised of the same to further increase stockholder alignment.
For each NEO, time-based RSUs vest in three equal installments on or about the first three anniversaries of the date of grant, contingent upon continued employment on the vesting date (except in the case of death or termination due to disability), and performance-based RSUs vest in a three-year cliff, subject to meeting the required performance metrics.
Named Executive	2024 Target Grant Value	Time-Vesting RSUs(1)	Performance-Vesting RSUs(2)
Quintin V. Kneen	$3,500,000	19,477	19,476
Samuel R. Rubio	$1,000,000	5,565	5,564
David E. Darling	$1,250,000	6,956	6,956
Daniel A. Hudson	$850,000	4,730	4,730
Piers D. Middleton(3)	$500,000	2,782	2,782

(1)
Number of time-based RSUs was determined by dividing 50% of the target LTI value for the NEOs by $89.85, which was the closing price on March 21, 2024, the date on which the C&HC Committee approved grant values and numbers of shares to be granted to our NEOs in 2024.

(2)
Number of performance-based vesting restricted stock units (PRSUs) was determined by dividing 50% of the target LTI value for the NEOs by $89.95, which was the closing price on March 21, 2024, the date on which the C&HC Committee approved grant values and numbers of shares to be granted to our NEOs in 2024.

(3)
In addition to the awards shown above, on January 2, 2024, Mr. Middleton also received a one-time retention RSU award of 10,000 RSUs vesting 50% on January 2, 2025 and 50% on January 2, 2026. This grant was made pursuant to Mr. Kneen’s authority delegated by the C&HC Committee to grant awards under the 2021 LTI Plan to employees who are not subject to Section 16 of the Exchange Act.

Our 2024 PRSUs may be earned based upon relative and absolute total shareholder return (“TSR”) over a three-year performance period. As described below, no award may be earned above 100% of target if absolute TSR over the period is negative, irrespective of relative performance.

Relative TSR Performance Level	Payout (% of target units earned)
	Absolute TSR ≥ 0%	Absolute TSR < 0%
90th percentile	200%	100%
60th percentile	100%	100%
30th percentile	50%	50%
< 30th percentile	0%	0%
2024 PRSU Peers
• Bristow Group • Core Laboratories • International Seaways • Noble Corp • Dorian LPG • Dril-Quip • Forum Energy Technologies • Diamond Offshore
•
Expro Group

•
Helix Energy Solutions

•
Newpark Resources

•
Oceaneering International

•
Oil States International

•
SEACOR Marine Holdings

•
TETRA Technologies

•
DMC Global

•
Valaris Limited

The performance peer group set forth in the PRSUs granted in March 2024 was the same peer group approved and used by the C&HC Committee in connection with its 2024 compensation analysis and decisions.
The PRSUs granted in 2022 vested effective December 31, 2024 (settled in March 2025) at 200% of target based on the Company’s positive absolute TSR over the three-year period ending on such date of 411% and its 20-day weighted average relative TSR for the same period resulting in the Company ranking at the 93% of its 2022 PRSU peer group.
Retirement Benefits. Our named executives participate in employee benefit plans generally available to all employees, including a qualified defined contribution retirement plan (the “401(k) Savings Plan”) under which the company provides matching contributions.
We have a broad-based legacy Pension Plan, which has been frozen and closed to new participants for nearly a decade. Mr. Darling is the only named executive who participates in our Pension Plan. Since his participation is based on his prior employment with us (from 1983 to 1996), he is currently in payout status and receives a modest annual benefit ($2,227). Mr. Darling will not accrue any additional benefits under the Pension Plan for his current service (he rejoined us in March 2018). Since January 1, 2011, when the Pension Plan was frozen, all qualified retirement benefits have been provided through our 401(k) Savings Plan.
In addition to these broad-based programs, we provide our executives with a non-qualified deferred compensation plan, the Supplemental Savings Plan (the “SSP”), which acts as a supplement to our 401(k) Savings Plan. The SSP is designed to provide retirement benefits to our officers that they are precluded from receiving under the underlying qualified plans due to the compensation and benefit limits in the Internal Revenue Code. None of our named executives have elected to participate in the SSP.
Other Benefits and Perquisites. We also provide certain limited perquisites to our named executives. For 2024, these perquisites consisted primarily of spouse travel for international meetings for our CEO and Mr. Middleton, gym memberships and reserved parking. We do not provide tax gross-ups on any perquisites.
Severance and Change of Control Agreements. During 2021, our Board approved a new form of severance and change of control agreement that was entered into with certain officers, including Messrs. Kneen, Rubio, Darling and Hudson (referred to below as the “consolidated agreement”). This new consolidated agreement superseded all prior employment-related agreements between the company and named executive, including the legacy employment agreements with Messrs. Kneen and Rubio and the legacy change of control agreements with the other named executives. The severance payment multiples for Mr. Kneen did not change under the new consolidated agreement, and the severance payment multiples for Messrs. Rubio, Hudson, and Darling reflected their promotions to Executive Vice President in 2021. Mr. Middleton also executed the consolidated agreement in connection with his promotion to Executive Vice President in March 2024.
The consolidated agreement is subject to one-year “evergreen” renewal periods unless the Company provides written notice to officer by June 30 of a given year that it does not wish to extend the agreement past its current term. Each of the consolidated agreements has been extended through December 31, 2025.

The consolidated agreement provides each officer with certain employment protections for a two-year period following a change in control of the Company. If the officer experiences a qualifying termination during that two-year protected period (if either the company terminates him without cause or the officer terminates his own employment with good reason), he will be entitled to receive certain payments and benefits, including: (1) a cash severance payment equal to a specific multiple (three times for the Chief Executive Officer and two times for the Executive Vice Presidents) of the sum of (a) his base salary in effect at the time of termination and (b) the greater of his average bonus over the last three years and his target bonus; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a cash payment equal to any unpaid bonus with respect to a completed fiscal year as calculated by the agreement; (4) a lump sum cash payment for continuation coverage under the company’s health benefit plans; (5) immediate vesting of any outstanding but unvested equity awards as of the termination date, including retention of unexercised stock options to term; and (6) treatment of any performance conditions to have been achieved at target level for any equity awards for which vesting or payout is subject to performance conditions.
In addition, the consolidated agreement provides that if the officer experiences a qualifying termination (if either the Company terminates him without cause or the officer terminates his own employment with good reason) during the term of the agreement but outside of any change of control protected period, he will be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple (two times for the Chief Executive Officer and one-and-a-half times for the Executive Vice Presidents) of the sum of (a) his base salary in effect at the time of termination and (b) his target bonus, to be paid over a specified number of months following the termination date; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a lump sum cash payment for continuation coverage under the company’s health benefit plans; (4) immediate vesting of any unvested portion of his time-based equity awards that was scheduled to vest within 12 months of the termination date; and (5) retention of any unvested portion of his performance-based equity awards vesting within 12 months of the termination date, subject to the original performance conditions and payout timing.
Under the consolidated agreement, the officer would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the officer would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the officer will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.
The consolidated agreements contain certain restrictive covenants that apply during and after the officer’s employment, including an agreement to not disclose confidential information and, for a specified period of time following his termination of employment for any reason (other than a termination that occurs during a protected period by the company without cause or by the officer with good reason), non- competition and non-solicitation agreements.
Compensation and Equity Ownership Policies
Clawback Policy. Under our Compensation Recovery Policy, we may recover cash and equity incentive compensation awarded if the compensation was based on the achievement of financial results that were the subject of a subsequent restatement of our financial statements if the effect of the misstatement negatively impacted the amount of bonus or incentive compensation.
Stock Ownership Guidelines. Under our stock ownership guidelines, our officers are required to hold the following amounts of company stock within five years of becoming an officer:
•
5x salary for the Chief Executive Officer;

•
3x salary for the Chief Operating Officer, Chief Financial Officer, and Executive Vice Presidents; and

•
2x salary for all other officers.

If an officer’s ownership requirement increases because of a change in title or if a new officer is added, a five-year period to achieve the incremental requirement begins in January following the year of the title change or addition as an officer. For our executives, the guidelines specify that time-based equity awards count as shares of company stock but performance-based awards do not. Each of our executives, like the members of our Board, has until the fifth anniversary of his or her appointment to come into compliance with these guidelines.
Equity Grant Timing. The C&HC Committee generally approves grants of annual equity awards to NEOs at its first quarterly meeting of the year, which is usually held in March. On occasion, the C&HC Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. We did not grant stock options in fiscal 2024, and stock option grants are not currently part of our compensation program. During fiscal 2024, we did not time the disclosure of material non-public information for purposes of affecting the value of executive compensation.
Policy Statement on Insider Trading: Prohibition on Hedging and Pledging Transactions. We have adopted a Policy Statement on Insider Trading, governing the purchase, sale and other transactions in Company securities by our directors, officers and employees, and other covered persons, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing rules. as applicable. As part of these policies and procedures, we prohibit our directors, officers, employees and consultants from engaging in: (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities. In addition, from time to time, the Company may engage in transactions in its own securities, including share issuances and repurchases. The Company’s practices with respect to share issuances and repurchases, which are overseen by the Finance and Legal Departments (and, if appropriate, approved by the Board or appropriate committee) are designed to promote compliance with applicable insider trading and other securities laws, rules, regulations and listing standards. This policy also includes a blanket prohibition on engaging in certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds with respect to our securities, regardless of whether those securities were received as compensation. This prohibition applies to all company insiders (including our directors and our named executives) as well as all of our other employees. In addition, the policy includes a blanket prohibition on insiders pledging company securities as collateral for a loan or any other purpose.
Compensation Committee Interlocks and Insider Participation
The current members of our C&HC Committee are Ms. Zabrocky and Messrs. Raspino, Robotti, and Traub. None of these individuals have been an officer or employee of Tidewater or any of our subsidiaries. During 2024, no executive officer of Tidewater served as a director or member of the compensation committee of another entity that had an executive officer who served as a member of our Board or on our C&HC Committee.

COMPENSATION COMMITTEE REPORT
The Compensation & Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation & Human Capital Committee:
Louis A. Raspino, Chairman
Robert E. Robotti
Kenneth H. Traub
Lois K. Zabrocky

FISCAL 2024 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation paid to each of our named executives in all capacities in which they served for each of the last three completed fiscal years (2024, 2023, and 2022). Mr. Middleton was not an NEO prior to 2024.
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Quintin V. Kneen President, Chief Executive Officer, and Director	2024	750,000	—	4,431,854	—	676,500	—	11,737	5,870,091
	2023	712,500	—	4,213,910	—	—	—	33,262	4,959,672
	2022	575,000	—	4,388,939	—	563,500	—	16,599	5,544,038
Samuel R. Rubio Executive Vice President, Chief Financial Officer, and Chief Accounting Officer	2024	400,000	—	1,266,178	—	328,000	—	12,541	2,006,719
	2023	387,500	350,000	1,101,975	—	—	—	12,120	1,851,595
	2022	337,500	—	957,944	—	330,750	—	10,425	1,636,619
David E. Darling Executive Vice President and Chief Operating Officer	2024	450,000	—	1,582,838	—	369,000	511	12,641	2,414,990
	2023	431,250	375,000	1,101,975	—	—	—	12,120	1,920,345
	2022	356,250	—	957,944	—	349,125	—	10,425	1,673,744
Daniel A. Hudson Executive Vice President, General Counsel, and Secretary	2024	330,000	—	1,076,312	—	270,600	—	11,499	1,688,411
	2023	315,000	315,000	936,656	—	—	—	11,276	1,577,932
	2022	311,250	—	957,944	—	305,025	—	9,431	1,583,650
Piers D. Middleton Executive Vice President and Chief Commercial Officer	2024	398,750	—	1,335,144	—	326,975	—	21,838	2,082,707

(1)
Titles reflect the positions held by each named executive as of the Record Date. Effective June 2024, Mr. Middleton was promoted from Senior Vice President and Chief Commercial Officer to Executive Vice President and Chief Commercial Officer, and appointed an executive officer under Section 16 of the Exchange Act in June 2024.

(2)
Amounts represent one-time cash bonuses paid to each named executive in March 2023 in connection with the successful completion of the integration of Swire Pacific.

(3)
Amounts reflected in the "Stock Awards" column for 2022 and 2023 have been updated to correct an inadvertent error in the previously reported grant date value of PRSUs, which also resulted in updates to the "Total" column for these years. Amounts represent the aggregate grant date fair value of RSUs and PRSUs granted in the years ended December 31, 2022, 2023 and 2024, calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (“ASC 718”). The fair value of RSUs is based on the market price of our common stock on the date of grant, which was $18.84 on March 10, 2022, $39.81 on March 16, 2023, and $89.85 on March 21, 2024. For the PRSUs, the grant date fair value is estimated using a lattice-based Monte Carlo simulation, which included assumptions related to expected price volatility, the risk free interest rate and expected dividend yield as follows:

	Valuation Assumptions
	2022	2023	2024
Expected Price Volatility	65.3%	60.7%	50.8%
Expected Dividend Yield	—	—	—
Risk Free Interest Rate	1.84%	3.98%	4.36%
Fair Value per TSR PRSU	$28.41	$56.05	$137.70
See Note 10, “Stock-Based Compensation and Incentive Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for further discussion of the relevant assumptions used in calculating the grant date fair value. With respect to the PRSUs granted, the number of securities that vest will depend on the extent to which certain performance criteria are met and could range between 0% and 200% of the number of units granted. The maximum value of PRSUs (200%) based upon the grant date closing stock price are as follows:

Officer	Maximum PRSU at Grant Date Value 2022	Maximum PRSU at Grant Date Value 2023	Maximum PRSU at Grant Date Value 2024
Kneen	$3,500,020	$3,500,016	$3,499,836
Rubio	$424,993	$500,014	$999,851
Darling	$424,993	$500,014	$1,249,993
Hudson	$424,993	$424,932	$849,981
Middleton	—	—	$499,925
The number of RSUs and PRUSs granted to each NEO during 2024 is detailed in the Grants of Plan Based Awards Table.
(4)
Amounts represent the payouts earned for the relevant period under our STI program. For more information on this program, see “Compensation Components—Annual Short-Term Cash Incentive Compensation.”

(5)
Amounts reflect Mr. Darling’s annual in-service distribution of $2,227 less the change from the prior fiscal year in the actuarial present value of the accumulated benefit under our Pension Plan, which has been closed to new participants since 2010. Mr. Darling is the only named executive who is a participant in the Pension Plan and, as discussed in greater detail under “Fiscal 2024 Pension Benefits,” his participation is based on his prior service with Tidewater from 1983 to 1996. He is currently in payout status and receives payments in the form of a 50% joint and contingent annuity (approximately $2,227 per year). He will not accrue any additional benefits for his current service. Mr. Darling’s 2023 and 2022 reported amounts have been updated as they inadvertently included negative amounts to reflect decreases in his accumulated benefits. For each of fiscal 2022 and 2023, the actuarial present value of Mr. Darling’s pension benefits decreased by $5,273 and $3,755, respectively (after giving effect to his annual in-service distributions of $2,227).

(6)
The table below presents an itemized account of “All Other Compensation” provided to the NEOs, regardless of the amount and any minimal thresholds provided under the SEC rules and regulations. We did not reimburse any executive for tax liability incurred in connection with any perquisite.

Name	Parking	Matching Contributions to 401(k) Plan	Gym Fees	Spouse Travel	Total
Kneen	$1,071	$9,938	—	$728	$11,737
Rubio	$1,071	$10,250	$1,220	—	$12,541
Darling	$1,071	$10,350	$1,220	—	$12,641
Hudson	$1,071	$9,208	$1,220	—	$11,499
Middleton	—	$10,350	—	$11,488	$21,838

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS
The following table presents additional information regarding all equity and non-equity incentive plan awards granted to our named executives during the fiscal year ended December 31, 2024.
Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Type of Award(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stocks or Units(4)	Grant Date Fair Value of Stock Awards (5)
	Grant Date	Threshold	Target	Maximum		Threshold	Target	Maximum
Quintin V. Kneen		$103,125	$825,000	$1,237,500
	3/21/24				TSR PRSU	9,738	19,476	38,952		$2,681,845
	3/21/24				3YR RSU				19,477	$1,750,008
Samuel R. Rubio		$50,000	$400,000	$600,000
	3/21/24				TSR PRSU	2,782	5,564	11,128		$766,163
	3/21/24				3YR RSU				5,565	$500,015
David E. Darling		$56,250	$450,000	$675,000
	3/21/24				TSR PRSU	3,478	6,956	13,912		$957,841
	3/21/24				3YR RSU				6,956	$624,997
Daniel A. Hudson		$41,250	$330,000	$495,000
	3/21/24				TSR PRSU	2,365	4,730	9,460		$651,321
	3/21/24				3YR RSU				4,730	$424,991
Piers D. Middleton		$49,884	$398,750	$598,125
	1/2/24				2YR RSU				10,000	$702,100
	3/21/24				TSR PRSU	1,391	2,782	5,564		$383,081
	3/21/24				3YR RSU				2,782	$249,963

(1)
These columns show the possible cash incentive payouts for each NEO for fiscal year 2024 based on performance goals set for the year. Threshold, target and maximum possible payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year. Actual cash incentive amounts earned for 2024 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For information about the 2024 cash incentive paid to our NEOs, see “Compensation Discussion and Analysis—Compensation Components—Annual Short-Term Cash Incentive Compensation” beginning on page 43.

(2)
All equity grants were awarded under the 2021 Stock Incentive Plan.

(3)
Relates to TSR PRSUs granted, which are subject to a three-year performance period and vest based upon Tidewater’s TSR performance as compared to its compensation peer group. see “Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Compensation” beginning on page 45. “Threshold” represents the number of shares deliverable on achievement of the 30th percentile relative TSR performance threshold set forth in the TSR PRSU award agreement, which would be 50th percentile of the target number of shares. “Target” represents the number of shares deliverable on achievement of the target 60th percentile relative TSR performance under the PRSU grant. “Maximum” reflects the achievement of the highest possible payout, or 200% of target number of shares, with the achievement of 90% or greater relative TSR performance. In each case, if Tidewater’s absolute TSR performance over the performance period is negative, the payout percentage may not exceed 100%, or the target number of shares. PRSUs do not accrue or pay dividends or dividend equivalents prior to vesting. Vested PRSUs are paid in shares of our common stock.

(4)
Except for the grant on January 2, 2024, to Mr. Middleton that vests 50% per year on January 2, 2025 and 2026, represents a grant of RSUs that vest one-third per year on March 22, 2025, 2026, and 2027, subject to the executive’s continued employment through such date.

(5)
With respect to PRSU awards, this column reflects the grant date fair value for such PRSUs at target, or $137.70 per share, multiplied by the “target” number of PRSUs. See also footnote (3) to the Fiscal 2024 Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
The following table details all outstanding equity awards held by our named executives as of December 31, 2024.
	Stock Awards
	Unvested Equity Incentive Plan Awards		Unvested Stock Awards
	Number of Shares or Units(1) (#)	Market Value(2) ($)	Number of Shares or Units (#)	Market Value(2) ($)
Name / Award / Grant Date
Quintin V. Kneen
RSU 03/10/2022(3)			30,963	$1,693,986
RSU 03/16/2023(4)			29,306	$1,603,331
RSU 03/21/2024(5)			19,477	$1,065,587
PRSU 03/16/2023(6)	76,928	$4,208,731
PRSU 03/21/2024(6)	19,476	$1,065,532
Samuel R. Rubio
RSU 03/10/2022(3)			11,280	$617,129
RSU 03/16/2023(4)			12,560	$687,158
RSU 03/21/2024(5)			5,565	$304,461
PRSU 03/16/2023(6)	10,940	$601,263
PRSU 03/21/2024(6)	5,564	$304,406
David E. Darling
RSU 03/10/2022(3)			11,280	$617,129
RSU 03/22/2023(4)			12,560	$687,158
RSU 03/21/2024(5)			6,956	$380,563
PRSU 03/16/2023	10,990	$601,263
PRSU 03/21/2024	6,956	$380,563
Daniel A. Hudson
RSU 03/10/2022(3)			11,280	$617,129
RSU 03/16/2023(4)			10,676	$584,084
RSU 03/21/2024(5)			4,730	$258,778
PRSU 03/16/2023	9,339	$510,937
PRSU 03/21/2024	4,730	$258,778
Piers D. Middleton
RSU 03/10/2022(3)			4,778	$261,404
RSU 03/16/2023(4)			7,536	$412,295
RSU 01/02/2024(6)			10,000	$547,100
RSU 03/21/2024(5)			2,782	$152,203
PRSU 03/21/2024	2,782	$152,203

(1)
Based on trending performance as of December 31, 2025, amounts represent (a) 175% payout, or above target, for the TSR PRSUs granted on March 16, 2023 that vest on December 31, 2025, and (b) 100% payout, or at target, for the TSR PRSUs granted on March 21, 2024 that vest on December 31, 2026. The PRSUs are subject to a three-year performance period and vest based upon Tidewater’s TSR performance as compared to its compensation peer group. See “Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Compensation” beginning on page 45.

(2)
The market value of all reported stock awards is based on the closing price of our common stock on December 31, 2024, as reported on the NYSE, which was $54.71 per share.

(3)
Reflects RSUs that vest in three equal installments on each anniversary of the grant date.

(4)
Reflects RSUs that vest in three equal installments on March 22, 2024, 2025 and 2026.

(5)
Reflects RSUs that vest in three equal installments on March 22, 2025, 2026 and 2027.

(6)
Reflects RSUs that vest in two equal installments on January 2, 2025 and 2026.

OPTION EXERCISES AND STOCK AWARDS VESTED IN FISCAL YEAR 2024
The following table sets forth information regarding all stock awards that vested during fiscal 2024 for each of our named executives.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Quintin V. Kneen(1)	603,756	$47,328,036	260,087	$16,624,783
Samuel R. Rubio			59,697	$4,502,721
David E. Darling			59,697	$4,502,721
Daniel A. Hudson			58,756	$4,417,212
Piers D. Middleton			14,765	$1,296,696

(1)
On March 22, 2024, Mr. Kneen exercised 603,756 options for an aggregate exercise price of $6,919,440. The exercise was a “net exercise” resulting in the Company withholding an aggregate of 284,346 shares for payment of the exercise price and tax withholdings.

(2)
The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.

FISCAL 2024 PENSION BENEFITS
The following table sets forth information relating to our named executives who participate in our defined benefit pension plan (“Pension Plan”). As described in greater detail below, in 2010, the Pension Plan was closed to new participants and frozen such that no additional benefits will accrue to existing participants. Mr. Darling is the only named executive who participates in the Pension Plan.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
David E. Darling(1)	Pension Plan	13	30,463	2,227

(1)
As discussed in greater detail below, Mr. Darling’s benefit is based on his prior service with us and he is currently in payout status.

(2)
A discussion of the other assumptions used in calculating the present value of accumulated benefits is set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

We only have one named executive who is still covered by the Pension Plan. Mr. Darling, who most recently joined the company in March 2018, was previously employed by us from 1983 to 1996. During that previous employment, he accrued benefits under the Pension Plan, which are now being paid out to him in accordance with his prior benefit election (50% joint and contingent annuity). He will not accrue any additional benefits for his current service given that the Pension Plan is now frozen.
FISCAL 2024 NON-QUALIFIED DEFERRED COMPENSATION
Although we sponsor a Supplemental Savings Plan (“SSP”), which provides executive officers and certain other designated participants who earn over the qualified 401(k) plan limits with compensation deferral opportunities, none of our named executives have participated in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following information and table set forth the amount of payments to each of our named executives that would be made in the event of the named executive’s death or disability, retirement, termination by the Company without cause or by the named executive with good reason, and termination following a change in control. The table also sets forth the amount of payments to each of our named executives in the event of a change of control without a termination of employment.
We previously entered into combined severance and change in control agreements with each of our named executives, which are described in the CD&A—Compensation Components subsection entitled, “Severance and Change of Control Agreements.” We continue to offer our executives change of control benefits for several reasons. We believe that offering these protections to our executives and other key personnel is an important part of good corporate governance, as they alleviate individual concerns about the possible involuntary loss of employment and ensure that the interests of our named executives will be materially consistent with the interests of our shareholders when considering corporate transactions. In addition, we believe that these change of control protections preserve morale and productivity and encourage retention in the face of the potential disruptive impact of an actual or potential change of control of our company.
Assumptions and General Principles. The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive.
•
The amounts shown in the table assume that the date of termination of employment of each named executive was December 31, 2024. Accordingly, the table reflects amounts payable to our named executives as of December 31, 2024, and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination or change in control. The actual amounts that would be paid to a named executive can only be determined at the time of the termination or change in control.

•
If a named executive is employed on December 31 of a given year, that executive will generally be entitled to receive an annual cash bonus for that year under our short-term cash incentive plan. Even if a named executive resigns or is terminated with cause at the end of the fiscal year, the executive may receive an incentive bonus, because the executive had been employed for the entire fiscal year. Under these scenarios, this payment is not a severance or termination payment, but is a payment for services provided over the course of the year, and therefore is included in the table but not as a termination-related benefit. The named executive would not receive a pro rata bonus payment under these circumstances if employment terminated prior to the end of the year.

•
A named executive will be entitled to receive all amounts accrued and vested under our retirement and savings programs including any pension plans and deferred compensation plans in which the named executive participates. These amounts will be determined and paid in accordance with the applicable plan and benefits payable under the non-qualified plans in which the named executives participate are also reflected in the table. Qualified retirement plan benefits payable under our Retirement Plan are not included.

Death and Disability. Upon a named executive’s death or termination due to disability:
•
A named executive (or, if applicable, his estate) will receive a pro rata STI payout for the fiscal year in which termination occurs, based upon actual performance as measured against the performance criteria in effect for such year, his target opportunity, and the pro rata salary he earned during the year.

•
For each named executive, the vesting of any unvested portion of his outstanding equity awards will accelerate.

Termination without Cause or with Good Reason. Upon termination of a named executive by the Company without “cause” or by the executive with “good reason” (as those terms are defined in the applicable agreement):
•
The Compensation & Human Capital Committee may elect to pay the named executive a pro rata STI payout for the fiscal year in which termination occurs, based upon actual performance as measured against the performance criteria in effect for such year, his target opportunity, and the pro rata salary he earned during the year.

•
Under his Severance and Change of Control Agreement, Mr. Kneen would be entitled to receive (1) aggregate cash severance payments equal to the sum of one year of base salary and target bonus multiplied by two, paid in installments over the post-employment restricted period; (2) a pro rata bonus for the year of termination; (3) a lump sum cash payment equal to COBRA premiums that would be paid over 24 months; (4) accelerated vesting and payout of all unvested time-based equity awards scheduled to vest within 12 months; and (5) would retain all unvested performance-based equity awards scheduled to vest within 12 months, which remain subject to original performance conditions.

•
Under their Severance and Change of Control Agreements, Messrs. Darling, Hudson, Rubio and Middleton would be entitled to receive (1) aggregate cash severance payments equal to the sum of one year of base salary and target bonus multiplied by one-and-a-half, paid in installments over the post- employment restricted period; (2) a pro rata bonus for the year of termination; (3) a lump sum cash payment equal to COBRA premiums that would be paid over 18 months; (4) accelerated vesting and payout of all unvested time-based equity awards scheduled to vest within 12 months; and (5) would retain all unvested performance-based equity awards scheduled to vest within 12 months, which remain subject to original performance conditions.

All Other Terminations (Outside of a Change of Control). Generally, a named executive is not entitled to receive any form of severance payments or benefits upon his voluntary decision to terminate employment with the company or upon termination for cause.
Change of Control. In the event of a change of control (as defined in the applicable plan or agreement), each named executive would be entitled to receive certain employment protections during the two-year period following the consummation of a change of control. If, during the two-year protected period, the named executive were terminated by the Company without “cause” or terminated his employment with “good reason,” then he would be entitled to certain payments and benefits. Specifically, the named executive would be entitled to receive, among other benefits:
•
a cash severance payment equal to a specific multiple (three times for the CEO, and two times for any Executive Vice President) of the sum of (a) his base salary in effect at the time of termination and (b) his target bonus equal to the greater of three-year average bonus and target bonus for the year of termination;

•
a pro-rata STI payout for the fiscal year in which the termination occurred;

•
acceleration of any unvested equity awards;

•
a lump sum cash payment equal to COBRA premiums for a specified number of months (36 months for the CEO, and 24 months for any Executive Vice President) rather than continued coverage; and

•
outplacement assistance, not to exceed $25,000.

The Severance and Change of Control Agreements do not provide for any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the named executive would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the executive would either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.

Estimated Payments on Termination or Change in Control
Event	Kneen	Rubio	Darling	Hudson	Middleton
Death or Disability
Accelerated vesting of Equity Awards(1)	$7,833,432.51	$2,256,732.79	$2,408,990.72	$2,012,397.93	$1,525,205.38
Subtotal–Termination-Related Benefits	$7,833,432.51	$2,256,732.79	$2,408,990.72	$2,012,397.93	$1,525,205.38
Annual incentive for full fiscal year	$676,500.00	$328,000.00	$369,000.00	$270,600.00	$326,975.00
Total	$8,509,932.51	$2,584,732.79	$2,777,990.72	$2,282,997.93	$1,852,180.38
Termination without Cause or with Good Reason
Accelerated vesting of Equity Awards(2)	$5,256,099.12	$1,405,773.45	$1,431,104.18	$1,287,381.01	$791,817.83
Cash severance payment(3)	$3,150,000.00	$1,200,000.00	$1,350,000.00	$1,005,000.00	$1,245,000.00
Additional benefits(4)	$46,300.08	$24,368.58	$22,759.20	$34,725.06	$12,183.84
Subtotal–Termination-Related Benefits	$8,452,399.20	$2,630,142.03	$2,803,863.38	$2,327,106.07	$2,049,001.67
Annual incentive for full fiscal year	$676,500.00	$328,000.00	$369,000.00	$270,600.00	$326,975.00
Total	$9,128,899.20	$2,958,142.03	$3,172,863.38	$2,597,706.07	$2,375,976.67
All Other Terminations (outside of Change in Control)
Annual incentive for full fiscal year	$676,500.00	$328,000.00	$369,000.00	$270,600.00	$326,975.00
Total	$676,500.00	$328,000.00	$369,000.00	$270,600.00	$326,975.00
Change in Control (no termination)
Annual incentive for full fiscal year	$676,500.00	$328,000.00	$369,000.00	$270,600.00	$326,975.00
Total	$676,500.00	$328,000.00	$369,000.00	$270,600.00	$326,975.00
Change in Control with Termination
Accelerated vesting of Equity Awards(1)	$7,833,432.51	$2,256,732.79	$2,408,990.72	$2,012,397.93	$1,525,205.38
Cash severance payment(5)	$4,725,000.00	$1,600,000.00	$1,800,000.00	$1,340,000.00	$1,660,000.00
Additional benefits(6)	$94,450.12	$57,491.44	$55,345.60	$71,300.08	$41,245.12
Subtotal–Termination-Related Benefits	$12,652,882.63	$3,914,224.23	$4,264,336.32	$3,423,698.01	$3,226,450.50
Annual incentive for full fiscal year	$676,500.00	$328,000.00	$369,000.00	$270,600.00	$326,975.00
Total	$13,329,382.63	$4,242,224.23	$4,633,336.32	$3,694,298.01	$3,553,425.50

(1)
Accelerated vesting of all time-based RSUs and performance-based RSUs, assuming target performance on any performance-based RSUs.

(2)
Under their Severance and Change of Control Agreements, each of Messrs. Kneen, Rubio, Darling, Hudson and Middleton would be entitled to acceleration of all time-based RSUs scheduled to vest in the next 12 months and to keep any performance-based RSUs with potential of vesting within 12 months of December 31, 2024, which would include: 43,959 PRSUs granted to Mr. Kneen, 6,280 PRSUs granted to each of Messrs. Darling and Rubio, and 5,337 PRSUs granted to Mr. Hudson for the performance period ending December 31, 2025.

(3)
Under the Severance and Change of Control Agreements, Mr. Kneen would be entitled to a cash severance payment in the amount of two times his (a) base salary plus (b) target bonus. Under their Severance and Change of Control Agreements, Messrs. Rubio, Darling, Hudson, and Middleton would be entitled to a cash severance payment in the amount of 1.5 times his (x) base salary plus (y) target bonus.

(4)
Includes the value of COBRA continuation coverage for specified number of months (24 months for Mr. Kneen and 18 months for each of Messrs. Rubio, Darling, Hudson, and Middleton), based on the officer’s current benefit elections.

(5)
Under the Severance and Change of Control Agreements, Mr. Kneen would be entitled to a cash severance payment in the amount of three times his (a) base salary plus (b) the greater of three-year average bonus or his target bonus for the year of termination. Under their Severance and Change of Control Agreements, Messrs. Rubio, Darling, Hudson, and Middleton would be entitled to a cash severance payment in the amount of two times his (x) base salary plus (y) the greater of his three-year average bonus or his target bonus for the year of termination.

(6)
Includes the value of COBRA continuation coverage for specified number of months (36 for Mr. Kneen and 24 for each of Messrs. Rubio, Darling, Hudson, and Middleton), based on the officer’s current benefit elections, plus the maximum outplacement assistance ($25,000), as provided in the Severance and Change of Control Agreements.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024, about our equity compensation plans under which shares of common stock of the company are authorized for issuance:
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under plans (excluding securities reflected in column (a)(5) (c)
Equity Compensation Plan Approved by Shareholders(1)	702,833	—	1,353,989
Totals as of December 31, 2024	702,833	—	1,353,989

(1)
Represents shares subject to awards issued under the Tidewater Inc. 2021 Stock Incentive Plan (the “2021 Plan”).

(2)
Awards may be granted under the 2021 Plan in the form of stock options, restricted stock, RSUs, or other cash- or equity- based awards. The remaining available shares assumes PRSUs settled at target (100%).

PAY RATIO DISCLOSURE
As required by SEC rules, we determined the ratio of the annual total compensation of Mr. Kneen, our current President and CEO, relative to the annual total compensation of our median employee. For the fiscal year ended December 31, 2024:
•
the annual total compensation paid to the individual who was identified as the median employee of our company and its consolidated subsidiaries (other than our CEO), was $47,380;

•
the annual total compensation of our CEO (as reported in the Summary Compensation Table) was $5,870,091; and

•
based on this information, the ratio of the annual total compensation of our CEO to the median employee’s annual total compensation is 124 to 1.

To calculate the 2024 CEO pay ratio, we used the compensation of the same median employee used for purposes of calculating the CEO pay ratio for 2022. In determining our median employee, we examined annual base cash compensation for all employees as of December 31, 2022. As of this date, Tidewater and its consolidated subsidiaries had over 6,300 employees across the globe, with over 90% of our fleet working internationally in more than 20 countries. To aid in maintaining a uniformity of comparison, we annualized the compensation for full-time workers who joined us after the first of the year and converted all amounts paid in foreign currencies to U.S. dollars based on the exchange ratio for each such currency reported on the same day.
A significant portion of our workforce consists of individuals who are not employed by us directly, but rather work as crew members on our vessels or provide services to us under collective bargaining agreements or through third party labor service providers (manning agencies). For crew members who work with us through these manning agencies, the individuals are employed by the agency (a third party) but we are responsible for setting the pay or “day rate,” which the employee may accept or reject. As a result, our crew members may not work for us full-time or during the entire year and may in fact also provide services on vessels owned by other companies or operators during the year. The majority of these individuals provide services on vessels that operate outside of the United States, including in areas where wages may not be comparable to wages paid to workers who provide services on U.S.- based vessels. Due to our global footprint and the lack of continuity in workforce, the compensation profile of our employee population as reported in this pay ratio disclosure may not be completely reflective of the level of compensation paid to our workers.
Once the median employee was identified, we calculated that employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table in order to determine the pay ratio provided above.
Please be advised that this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

PAY VS. PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as calculated in accordance with such rule) (CAP) and certain financial performance metrics of Tidewater. Amounts reflected in the tables below for prior years have been updated to reflect the updated 2022 and 2023 values reported in the Summary Compensation Table, as discussed in notes 3 and 5 thereto, and to correct for inadvertent errors in calculating the equity award adjustments of previously awarded stock options and PRSU’s. As discussed in the CD&A above, our C&HC Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of Tidewater’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. For further information concerning Tidewater’s pay for performance philosophy and how Tidewater aligns executive compensation with performance, see “Compensation Discussion and Analysis—Pay-for-Performance Driven” beginning on page 41.
					Value of initial fixed $100 investment based on:		(Stated in millions)
Year	Summary Compensation Table Total for CEO(1)	Compensation actually paid to CEO(2)	Average Summary compensation table total for non-CEO NEOs(1)(3)	Average compensation actually paid to non-CEO NEOs(3)(4)	Total shareholder return(5)	Peer group total shareholder return(6)	Net income (loss) (millions)(7)	FCF(8)
2024	$5,870,091	$688,325	$2,048,207	$1,114,659	$284	$102	$179.0	$331.0
2023	$4,959,672	$24,642,586	$1,783,291	$5,401,625	$374	$115	$95.6	$111.3
2022	$5,544,038	$21,686,644	$1,631,338	$4,320,311	$191	$113	$(22)	$50.6
2021	$3,023,513	$3,857,366	$1,307,744	$1,312,016	$56	$70	$(129.0)	$52.2
2020	$2,923,216	$2,571,345	$843,539	$603,951	$45	$58	$(196.2)	$52.7
(1)
The dollar amounts reported are the amounts of “Total” compensation reported in our Summary Compensation Table for our CEO and President, Quintin Kneen, during each year.

(2)
The dollar amounts reported represent the amount of CAP, as computed in accordance with SEC rules for the CEO for each year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	CAP to CEO
2024	$5,870,091	$4,431,854	$(749,912)	$688,325
2023	$4,959,672	$4,213,910	$23,896,824	$24,642,586
2022	$5,544,038	$4,388,939	$20,531,545	$21,686,644
2021	$3,023,513	$2,055,123	$2,888,976	$3,857,366
2020	$2,923,216	$1,702,106	$1,350,235	$2,571,345

a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

b)
The equity award adjustments for each applicable year were calculated in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. These adjustments include the addition (or subtraction, as applicable) of the following:

Year	Year End Fair Value of Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2024	$2,311,077	$(516,823)	$(2,544,166)	—	$(749,912)
2023	$8,695,530	$2,130,069	$13,071,244	—	$23,896,824
2022	$9,714,190	$2,679,394	$8,137,961	—	$20,531,545
2021	$1,961,826	$569,161	$357,989	—	$2,888,976
2020	$2,553,882	$(476,839)	$(726,808)	—	$1,350,235

(3)
The dollar amounts reported represent the average of the amounts reported for Tidewater’s NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs included for purposes of calculating the average amounts in each applicable year include Messrs. Rubio, Darling and Hudson and include Mr. Middleton for fiscal year 2024 only.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the applicable NEOs, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs for each year to determine the compensation actually paid:

Year	Summary Compensation Table Avg for Other NEOs	Average Reported Value of Equity Awards Other NEOs (a)	Average Equity Award Adjustments (b)	Average Adjustment for Pension Plan Amounts	Average CAP to Other NEOs
2024	$2,048,207	$1,315,117	$381,698	$128	$1,114,659
2023	$1,783,291	$1,046,689	$4,665,203	—	$5,401,625
2022	$1,631,338	$957,944	$3,646,918	—	$4,320,311
2021	$1,307,744	$747,198	$750,637	$(833)	$1,312,016
2020	$843,539	$155,509	$(82,900)	$(1,180)	$603,951

a)
The grant date fair value of equity awards represents the average of the total amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

b)
The equity award adjustments for each applicable year were calculated using valuation methodologies (x) to compute fair values that did not materially differ from those disclosed at the time of grant and (y) are accordance with FASB ASC 718. These adjustments include the addition (or subtraction, as applicable) of the following:

Year	Year End Fair Value of Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2024	$731,038	$159,357	$(508,697)	—	$381,698
2023	$2,040,461	$285,925	$2,338,817	—	$4,665,203
2022	$2,010,857	$350,783	$1,285,278	—	$3,646,918
2021	$629,127	$72,700	$48,810	—	$750,637
2020	$259,381	$(173,640)	$(168,640)	—	$(82,900)

(5)
Cumulative total shareholder return (“TSR”) is calculated assuming $100 was invested on December 31, 2019, and through the end of each fiscal year shown in the table.

(6)
Reflects cumulative total shareholder return of the Philadelphia Oil Services Sector (OSX) index, as of December 31, 2024, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The OSX is one of the peer groups used by Tidewater for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Tidewater’s Annual Report on Form 10-K for the year ended December 31, 2024.

(7)
The dollar amounts reported represent the amount of net income reflected in Tidewater’s audited financial statements for the applicable year.

(8)
For a reconciliation of net cash provided by operating activities to free cash flow, see Appendix A hereto and in our other proxy statements for years 2021-2024.

Pay-for-Performance Alignment
As described in greater detail in “Compensation Discussion and Analysis” beginning on page 36, Tidewater’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that Tidewater uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The following table identifies the three most important financial performance measures used by our C&HC Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2024, calculated in accordance with SEC regulations, to company performance.
Financial Performance Measures
Absolute Total Shareholder Return
Relative Total Shareholder Return
Free Cash Flow
In accordance with SEC rules, Tidewater is providing the following descriptions of the relationship over the five-year period ended December 31, 2024, between the CAP presented in the Pay versus Performance table and Tidewater’s TSR, Net Income and Free Cash Flow results over the same period.
Compensation Actually Paid vs. TSR (TDW & Peers)

Compensation Actually Paid vs. Net Income
Compensation Actually Paid vs. Free Cash Flow

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR 2025
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking you to ratify, on an advisory basis, the appointment of PricewaterhouseCoopers as our independent auditor for the year ending December 31, 2025. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Tidewater and its shareholders.
Representatives of PricewaterhouseCoopers are expected to be present at the 2025 Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.
Fees Paid to PricewaterhouseCoopers and Related Disclosures for Accounting Services
The following table lists the aggregate fees and costs billed to us by PricewaterhouseCoopers for:
•
the audit of Tidewater’s 2024 and 2023 annual financial statements and reviews of Tidewater’s quarterly financial statements and other audit services, and

•
the other services described below that were billed in 2024 and 2023.

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Audit Fees(1)	$1,675,000	$1,753,415
Audit-Related Fees(2)	75,000	—
Tax Fees	—	—
All Other Fees(3)	103,668	22,993
Total	$1,853,668	$1,776,408

(1)
Audit fees represent fees billed for professional services rendered for the audits of our annual financial statements, audit of internal controls, quarterly review of our financial statements, statutory audits, and review of documents filed with the SEC.

(2)
Consists of fees related to comfort letter procedures.

(3)
Consists of fees billed for all other advisory services rendered to Tidewater, other than those reported in the previous three rows. These fees relate primarily to due diligence services for potential acquisitions and accounting software licenses.

The Audit Committee has determined that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year and described above are compatible with maintaining PricewaterhouseCoopers’s independence.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve the scope of all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. Audit services and permitted non-audit services must be pre-approved by the full Audit Committee, except that the chairman of the Audit Committee has the authority to pre-approve any specific service if the total anticipated cost of such service is not expected to exceed $25,000, and provided the full Audit Committee ratifies the chairman’s approval at its next regular meeting. For 2024 and 2023, all audit and non-audit services were pre-approved by the Audit Committee.
In determining whether to reappoint PricewaterhouseCoopers as Tidewater’s independent auditor, the Audit Committee annually considers several factors, including:

•
the firm’s independence and objectivity;

•
the firm’s capability and expertise in handling the breadth and complexity of Tidewater’s global operations;

•
the length of time the firm has been engaged;

•
the extent and quality of the firm’s communications with the Audit Committee;

•
the feedback from management of PricewaterhouseCooper’s overall performance;

•
other data related to audit qualify and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports; and

•
the appropriateness of the firm’s fees, both on an absolute basis and as compared with Tidewater’s peers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

AUDIT COMMITTEE REPORT
The Audit Committee is currently comprised of four directors, all of whom are independent, as defined by SEC rules and the NYSE’s listing standards. The Committee operates under a written charter approved by the Committee and adopted by the Board. In addition, the Board has determined that all of the Audit Committee members, Ms. Cougle, and Messrs. Anderson, Fagerstal and Raspino, satisfy the financial expertise requirements of the NYSE and that each of Ms. Cougle and Messrs. Fagerstal and Raspino has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.
Management is responsible for the preparation, presentation, and integrity of the financial statements of Tidewater and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Tidewater’s independent auditor, PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Tidewater and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.
In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Tidewater as of and for the year ended December 31, 2024, and Management’s Annual Report on Internal Control Over Financial Reporting with management and Tidewater’s independent auditor. The Audit Committee also discussed with Tidewater’s independent auditor matters required under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee relating to accounts or disclosures that are material to Tidewater’s financial statements and that involved especially challenging, subjective or complex auditor judgment.
The Audit Committee received from the independent auditor the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence.
The Audit Committee also discussed with Company management and PricewaterhouseCoopers the evaluation of Tidewater’s reporting and internal controls undertaken in connection with certifications made by Tidewater’s Chief Executive Officer and Chief Financial Officer in Tidewater’s periodic SEC filings pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including Tidewater’s compliance with Section 404 and other relevant provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC and the NYSE. The Audit Committee has discussed with, and received regular status reports from, Tidewater’s internal audit team and the independent auditor on the overall scope and plans for their respective audits, including the scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee also meets with Tidewater’s internal audit team and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer.
Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Tidewater and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Audit Committee:
Melissa L. Cougle, Chair
Darron M. Anderson
Dick H. Fagerstal
Louis A. Raspino

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below shows the name, address and stock ownership of each person known by us to beneficially own more than 5% of our common stock as of April 11, 2025.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class of Common Stock(*)
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	7,139,708(1)	14.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,438,161(2)	10.6%
Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104 USA	3,036,229(3)	6%
Robert E. Robotti c/o Robotti & Company, Incorporated 125 Park Avenue, Suite 1607 New York, New York 10017	2,620,695(4)	5%

(*)
Based on 50,853,374 shares of common stock outstanding as of April 11, 2025.

(1)
Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2025 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power over 7,043,782 shares and sole dispositive power over 7,139,708 shares.

(2)
Based on information contained in a Schedule 13G filed with the SEC on July 10, 2024, by The Vanguard Group. The Schedule 13G indicates that the Vanguard Group has sole dispositive power over 5,328,019 shares, shared voting power over 82,543 shares and shared dispositive power over 110,142 shares.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 4, 2025 by a group including Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC. The Schedule 13G indicates that (a) Neuberger Berman Group LLC has shared voting power over 2,925,989 shares and shared dispositive power over 3,036,229 shares; and (b) Neuberger Berman Investment Advisers LLC has shared voting power over 2,823,880 shares and shared dispositive power over 2,933,277 shares.

(4)
Based on information contained in a Schedule 13D filed with the SEC on December 20, 2024 and the Form 4s filed with the SEC on April 3, 2025, by Robert E. Robotti (Robotti). The filings included an aggregate of 2,620,695 shares directly and indirectly held, including: (i) 152,188 shares directly beneficially owned by Robotti; (ii) 113,835 shares directly beneficially owned by the performance-fee paying advisory clients of Robotti & Company Advisors, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, (iii) 3,000 shares directly beneficially owned by Suzanne (Su) and Robert Robotti Foundation, Inc; (iv) 33,500 shares directly beneficially owned by Suzanne Robotti; (v) 1,143,117 shares directly beneficially owned by Ravenswood Investment Company L.P. (RIC), (vi) 763,757 shares directly beneficially owned by Ravenswood Investments III, L.P.; (vii) 2,825 shares directly beneficially owned by Robotti Securities, LLC. Pursuant to the 13D and Form 4, (a) Robotti has shared voting and dispositive power over 2,451,049 shares; (b) Robotti & Company, Incorporated has shared voting and dispositive power over 2,448,049 shares; (c) Robotti & Company Advisors, LLC has shared voting and dispositive power over 2,445,224 shares; (d) Robotti Securities, LLC has shared voting and dispositive power over 2,825 shares; (e) Suzanne Robotti has sole voting and dispositive power over 33,500 shares and shared voting and dispositive power over 3,000 shares; (f) Ravenswood Management Company LLC has shared voting and dispositive power over 1,881,874 shares; (g) The Ravenswood Investment Company L.P. has shared voting and dispositive power over 1,143,117 shares; (h) Ravenswood Investments III, L.P. has shared voting and dispositive power over 763,757 shares; and (i) Suzanne and Robert Robotti Foundation, Inc. has shared voting and dispositive power over 3,000 shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of Aprill 11, 2025, by each current director, by each named executive officer, and by all current directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by him or her.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class of Common Stock
Current Directors
Darron M. Anderson	41,170	*
Melissa L. Cougle	19,625	*
Dick H. Fagerstal	70,873	*
Quintin V. Kneen	235,115	*
Louis A. Raspino	43,832	*
Robert E. Robotti(2)	2,620,695	5.0%
Kenneth H. Traub	68,802	*
Lois K. Zabrocky	49,332	*
Named Executives(3)
Samuel R. Rubio	60,439	*
David E. Darling	47,926	*
Daniel A. Hudson	72,211	*
Piers D. Middleton	9,008
All current directors and executive officers as a group (12 persons)		6.6%

*
Less than 1.0%.

(1)
Based on 50,853,374 shares of common stock outstanding on April 11, 2025, and includes for each person and group the number of shares that such person or group has the right to acquire within 60 days of such date.

(2)
Please see footnote 4 to the security ownership of Certain Beneficial owners table (page 67) for information regarding Mr. Robotti’s beneficial ownership.

(3)
Information regarding shares beneficially owned by Mr. Kneen, who was a named executive for fiscal 2024 in addition to Messrs. Darling, Hudson, Middleton and Rubio, appears immediately above under the caption “Current Directors.”

SHAREHOLDER PROPOSALS
If you want us to consider including a proposal in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, you must deliver the proposal in writing to our Corporate Secretary at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024 by December 24, 2025. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Our Bylaws include separate advance notice provisions applicable to shareholders desiring to bring nominations for directors before an annual shareholders meeting or to bring proposals before an annual shareholders meeting other than pursuant to Rule 14a-8. If you want to present a proposal at next year’s annual meeting but do not wish to have the proposal included in our proxy statement or if you want to nominate a candidate for election to our Board, you must submit it in writing to our Secretary at the above address, no earlier than February 5, 2026 and no later than March 9, 2026, in accordance with the specific procedural requirements set forth in our bylaws. Further, to comply with the universal proxy rules, if a shareholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then our Secretary must receive proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act at the above address by April 6, 2026. The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our by-laws as described herein. If you would like a copy of these procedures, please contact our Secretary, or access “Corporate Governance” in the “About Tidewater” section of our website at www.tdw.com to review our bylaws. Failure to comply with our bylaw procedures and deadlines may preclude the presentation of the matter at the meeting. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Our practice has been that any transaction or relationship involving a related person which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC will be reviewed and approved, or ratified, by our Audit Committee. We had no related person transactions during 2024.
The Audit Committee also reviews and investigates any matters pertaining to the integrity of management and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file certain beneficial ownership reports with the SEC. To our knowledge, based solely on our review of copies of reports received by us and written representations by certain reporting persons, we believe that during fiscal year 2024, all Section 16(a) filing requirements applicable to our officers, directors, and persons who own more than 10% of our common stock were complied with in a timely manner.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why am I receiving these proxy materials?

A:
Our Board of Directors (our “Board”) is soliciting your proxy to vote at our 2025 Annual Meeting because you owned shares of our common stock at the close of business on April 11, 2025, the Record Date for the meeting, and are entitled to vote those shares at the meeting. This proxy statement, along with a proxy card or a voting instruction form, is being mailed to certain shareholders and this proxy statement will be available online at www.proxyvote.com. This proxy statement summarizes information relevant to your vote on the matters that will be considered at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:
Why did I receive a one-page “Notice of Internet Availability of Proxy Materials” instead of a full set of proxy materials?

A:
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are electing to furnish proxy materials to certain shareholders online rather than mailing printed copies of those materials. If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of our proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials online. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Q:
How do I get electronic access to the proxy materials?

A:
Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2024, are available at www.proxyvote.com and on our website at https://www.tdw.com/ under “SEC Filings” in the “Investor Relations” section. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations Department, 842 West Sam Houston Parkway North, Suite 400 Houston, Texas 77024, email at ir@tdw.com, or by calling 713-470-5292.

Q:
On what matters will I be asked to vote?

A:
At the Annual Meeting, our shareholders will be asked:

•
to elect eight directors for a one-year term;

•
to approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);

•
to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2025; and

•
to consider any other matter that properly comes before the meeting or any adjournment or postponement thereof.

Q:
When and where will the meeting be held?

A:
The meeting will be held on June 5, 2025, at 8:00 a.m., Central Time. The Annual Meeting will be a completely virtual meeting of shareholders and conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TDW2025. There will be no physical in-person meeting. See “How can I attend the meeting?” below regarding how to attend the meeting.

Q:
How can I attend the meeting?

A:
If you are a shareholder of record or beneficial owner of common stock holding shares on April 11, 2025, the Record Date, you may attend the meeting by visiting www.virtualshareholdermeeting.com/TDW2025, which will be made accessible at 7:45 a.m., Central Time, on June 5, 2025, the day of the Annual Meeting.

Registered Shareholders
Shareholders of record as of the Record Date may participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/TDW2025. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting the website and entering the 16-digit control number included in the Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Beneficial Shareholders
Shareholders whose shares are held through a broker, bank or other nominee as of the Record Date may participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/TDW2025. Please visit the website and enter the 16-digit control number included in the Notice, on your proxy card or in the instructions that accompanied your proxy materials to attend the meeting. You may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. Beneficial holders who do not have a 16-digit control number should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
Q:
What if I have technical difficulties during the meeting?

A:
If you encounter any difficulties accessing the virtual meeting during meeting time, please call the technical support number that will be listed in the reminder email you will receive the evening before the meeting. Please be sure to check in by 7:45 a.m., Central Time, on June 5, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live webcast begins.

Q:
How do I ask a question at the meeting?

A:
We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. The virtual format allows shareholders to communicate with us during the meeting so they can ask questions of our Board or management. Shareholder questions may be submitted in the field provided in the meeting website during the meeting. During the question-and-answer session, we will answer questions submitted to the extent relevant to the business of the meeting and as time permits.

Q:
What if I can’t attend the meeting?

A:
You do not need to attend the meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not shareholders plan to attend the meeting, we urge shareholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials. A replay of the meeting, including the questions answered during the meeting, will be available at investor.tdw.com within 24 hours of the meeting.

Q:
Who is soliciting my proxy?

A:
Our Board, on behalf of the company, is soliciting your proxy to vote your shares on all matters that you are entitled to vote at our 2025 Annual Meeting of Shareholders. By completing and returning the proxy card or voting instruction form, or by casting your vote by phone or online, you are authorizing the proxy holder designated by the Board to vote your shares of common stock at our Annual Meeting in accordance with your instructions.

We also have hired Alliance Advisors, LLC (“Alliance Advisors”), a proxy solicitation firm, to assist us in soliciting proxies. The company will be responsible for the full cost of Alliance Advisors’ services. Alliance Advisors will solicit proxies on behalf of the company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors are anticipated to be approximately $10,000. The company has also agreed to indemnify Alliance Advisors against certain claims.
Q:
How many votes may I cast?

A:
With respect to any matter properly presented for a shareholder vote, other than the election of directors, you may cast one vote for every share of our common stock that you owned on the Record Date. With respect to the election of directors, for every share of common stock that you held on the Record Date, you may cast one vote for each director nominee.

Q:
What is the total number of votes that can be cast by all shareholders?

A:
On the Record Date, we had 50,853,374 shares of common stock outstanding, each of which was entitled to one vote per share.

Q:
I hold warrants to purchase shares of common stock. Am I allowed to vote my warrants?

A:
No. A holder of warrants to purchase shares of our common stock does not have any rights as a shareholder, including voting rights, unless and until those warrants are exercised and exchanged for shares of our common stock.

Q:
How many shares must be present to hold the meeting?

A:
Except as otherwise provided by our By-laws, at each meeting of stockholders, the presence in person or represented by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, shall constitute a quorum for the transaction of any business at such meeting. On the Record Date, 25,426,688 shares constituted a majority of our outstanding stock entitled to vote at the meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum for the Annual Meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered in your name with our transfer agent, Computershare, you are the “shareholder of record” with respect to those shares and we have sent the Notice and/or proxy materials directly to you.

If your shares are held on your behalf in a stock brokerage account or by a bank or other nominee, you are the “beneficial owner” of shares held in a “street name” and the Notice and/or proxy materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to instruct your broker, bank, or nominee as to how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.
Q:
How do I vote?

A:
You may vote using any of the following methods. In each case, if your shares are held in a “street name” by a broker, bank, or other nominee, that entity should have provided you with a voting instruction form that will set forth the procedures you should follow to cast your vote. The availability of voting by telephone or internet for beneficial owners whose shares are held in a street name will depend on the voting procedures adopted by your broker, bank, or nominee. Therefore, we recommend that you follow the instructions in the materials they have provided to you.

•
Proxy card or voting instruction form: If your shares are registered in your name and you received a printed copy of our proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•
By telephone: If your shares are registered in your name, you may also vote by telephone by calling 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

•
By internet: If your shares are registered in your name, you may also vote online at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
At the Annual Meeting: You may also vote at the Annual Meeting using the online ballot that will be available during the meeting. If you are a beneficial owner and want to attend and also vote in person at the Annual Meeting, you will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds your shares giving you the right to vote your shares in person at the Annual Meeting and then present it with your online ballot during the meeting. For information about attending the meeting, please see “How can I attend the meeting?” above.

•
Electronic delivery of future proxy materials: If you would like to reduce the costs as well as the environmental impact of mailing proxy materials, we encourage you to consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions below to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Q:
Once I deliver my proxy, can I revoke or change my vote?

A:
Yes. You may revoke or change your proxy at any time before it is voted at the meeting by delivering a written revocation notice to our Secretary or delivering an executed replacement proxy by the voting deadline. In addition, if you vote at the meeting, you will revoke any prior proxy. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.

Q:
Can my shares be voted if I do not return the proxy card and do not attend the meeting?

A:
If you hold shares in a street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal that your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers, banks, and other nominees generally only have discretionary authority to vote without instructions from beneficial owners on the ratification of the appointment of an independent registered public accounting firm; they do not have authority to vote in the absence of instructions from beneficial owners on any other matter proposed in this proxy statement.

Shares represented by proxies that include broker non-votes on a given proposal will be considered present at the meeting for purposes of determining a quorum, but those shares will not be considered to be represented at the meeting for purposes of calculating the vote with respect to that proposal.
If you do not vote shares registered in your name, your shares will not be voted. However, the proxy agent may vote your shares if you execute and return a blank or incomplete proxy card (see “What happens if I return a proxy card without voting instructions?” below regarding record holders).
Q:
What happens if I return a proxy card without voting instructions?

A:
If you properly execute and return a proxy or voting instruction form, your stock will be voted as you specify.

If you are a shareholder of record and you execute and return a blank or incomplete proxy card without voting instructions, the proxy agent will vote your shares (i) FOR each of the eight director nominees, (ii) FOR the say-on-pay vote, and (iii) FOR the ratification of the selection of PwC as our independent registered public accounting firm for fiscal 2025.
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals, including the election of directors, and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.
Q:
How does Tidewater recommend I vote on each proposal? What vote is required to approve each proposal? What effect do abstentions and broker non-votes have on each proposal?

A:
The following chart explains what your voting options are with regard to each matter proposed for a vote at the Annual Meeting, how we recommend that you vote, what vote is required for that proposal to be approved, and how abstentions and broker non-votes affect the outcome of that vote.

Proposal	Your Voting Options	Voting Recommendation of the Board	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Election of directors	You may vote “FOR” or “AGAINST” each nominee or choose to “ABSTAIN” from voting.	The Board recommends you vote FOR each of the eight nominees.	Each nominee is elected by a majority of votes cast	No effect	No effect
Say-on-pay vote (advisory)	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The Board recommends you vote FOR approval of our executive compensation as disclosed in this proxy statement.	Affirmative vote of a majority of the voting power of shares present in person or represented by proxy and entitled to vote on the matter	Will count as a vote AGAINST this proposal	No effect
Ratification of our selection of PwC as our auditors	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The Board recommends you vote FOR ratification of our selection of auditors.	Affirmative vote of a majority of the voting power of shares present in person or represented by proxy and entitled to vote on the matter	Will count as a vote AGAINST this proposal	No effect

Any Other Matters. Any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof will be decided by the vote of the holders of a majority of the voting power of shares of common stock present in person or represented by proxy entitled to vote on the matter, except where a different vote is required by statute, our certificate of incorporation, or our bylaws.
Q:
Who pays for soliciting proxies?

A:
We pay all costs of soliciting proxies. In addition to solicitations by mail, we have retained Alliance Advisors to aid in the solicitation of proxies for our 2025 Annual Meeting at an estimated fee of $10,000. Our directors, officers, and employees, in the course of their employment and for no additional compensation, may request the return of proxies by mail, telephone, internet, personal interview, or other means. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting materials to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their reasonable expenses.

Q:
What is “householding”?

A:
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share the same address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. (“Broadridge”) by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or, if you are a shareholder of record, you may notify us through Broadridge at the above-listed phone number or address.
Q:
Could other matters be considered and voted upon at the meeting?

A:
Our Board does not expect to bring other matters before the Annual Meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, under our bylaws, the time has expired for any shareholder to properly bring a matter before the meeting. However, in the unexpected event that any other matter does properly come before the meeting or any adjournment or postponement thereof, subject to applicable SEC rules, the proxy holder will vote the proxies in his discretion.

Q:
What happens if the meeting is postponed or adjourned?

A:
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still have the right to change or revoke your proxy until it is voted.

Q:
When will the voting results be announced?

A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose the voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

Q:
Will the questions raised during the meeting be posted on the company’s website after the meeting?

A:
Yes, all questions and answers will be posted shortly after the meeting at our website at
https://www.tdw.com/ in the “Investor Relations” section.

OTHER MATTERS
Our Board knows of no business, other than as described in this proxy statement, which will be presented for consideration by the company’s shareholders at the meeting. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof, subject to applicable SEC rules. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.
By Order of the Board of Directors
DANIEL A. HUDSON
Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas
April 24, 2025
PLEASE VOTE BY TELEPHONE OR ONLINE OR, IF YOU HAVE RECEIVED A PAPER COPY OF OUR PROXY MATERIALS, BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

APPENDIX A
GAAP RECONCILIATIONS
TIDEWATER INC.
UNAUDITED OTHER FLEET AND FINANCIAL DATA
(In Thousands)
	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net income	$36,619	$45,991	$49,917	$46,745	$37,328
Interest and other debt costs	16,742	17,622	19,127	19,476	20,263
Income tax expense	16,376	12,883	7,887	13,070	10,793
Depreciation	38,736	39,239	39,380	38,811	42,788
Amortization of deferred drydock and survey costs	25,884	23,196	20,065	17,459	16,379
Amortization of below market contracts	(1,071)	(1,073)	(1,650)	(1,206)	(1,894)
EBITDA(A)(B)(C)	133,286	137,858	134,726	134,355	125,657
Non-cash indemnification assets credit (charge)	242	553	1,556	1,122	(70)
Non-cash stock compensation expense	3,886	3,569	3,460	2,766	3,508
Acquisition, restructuring and integration related costs	978	581	—	709	2,177
Adjusted EBITDA(A)(B)(C)	$138,392	$142,561	$139,742	$138,952	$131,272

Note (A):
EBITDA excludes interest and other debt costs, income tax expense, depreciation and amortization of deferred drydock and below market contracts. Additionally, Adjusted EBITDA excludes non-cash indemnification assets charge included in interest income and other; non-cash stock-based compensation expense; and acquisition, restructuring and integration related costs.

Note (B):
EBITDA for the three months ended December 31, 2024, and for each of the prior four quarters includes non-cash stock-based compensation expense of $3,886, $3,569, $3,460, $2,766 and $3,508 respectively.

Note (C):
EBITDA and Adjusted EBITDA for the three months ended December 31, 2024, and for each of the prior four quarters includes foreign exchange gain (losses) of $(14,337), $5,522, $(2,376), $(4,085) and $2,250 respectively.

Non-GAAP Financial Measures
We disclose and discuss EBITDA and Adjusted EBITDA as non-GAAP financial measures in our public releases, including quarterly earnings releases, investor conference calls and other filings with the Securities and Exchange Commission. We define EBITDA as earnings (net income or loss) before interest and other debt costs, income tax expense, depreciation and amortization. Additionally, Adjusted EBITDA excludes impairment charges, non-cash indemnification asset charge, non-cash stock-based compensation expense and merger and integration related costs. Our measures of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate EBITDA and Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.
Because EBITDA and Adjusted EBITDA are not measures of financial performance calculated in accordance with GAAP, they should not be considered in isolation or as a substitute for operating income, net income or loss, cash provided (used) in operating activities, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A-1

TIDEWATER INC.
UNAUDITED OTHER FLEET AND FINANCIAL DATA
(In Thousands)
EBITDA and Adjusted EBITDA are widely used by investors and other users of our financial statements as a supplemental financial measure that, when viewed with our GAAP results and the accompanying reconciliations, we believe provide additional information that is useful to gain an understanding of the factors and trends affecting our ability to service debt, pay taxes and fund drydocking and survey costs and capital expenditures. We also believe the disclosure of EBITDA and Adjusted EBITDA helps investors meaningfully evaluate and compare our cash flow generating capacity from quarter-to-quarter and year-to-year.
EBITDA and Adjusted EBITDA are also financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) to compare to the EBITDA and Adjusted EBITDA of other companies when evaluating potential acquisitions; and (iii) to assess our ability to service existing fixed charges and incur additional indebtedness.
	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net cash provided by operating activities(A)	$91,303	$49,136	$78,645	$54,765	$47,231
Cash interest expense	12,816	23,535	14,925	15,621	18,186
Interest income and other	(2,697)	(1,028)	(1,175)	(1,483)	(3,029)
Indemnification assets credit (charge)	(242)	(553)	(1,556)	(1,122)	70
Additions to property and equipment	(4,534)	(5,712)	(6,392)	(10,942)	(8,386)
Expansion capital	63	55	66	71	1,034
	96,709	65,433	84,513	56,910	55,106
Proceeds from asset sales	10,316	1,557	3,056	12,463	5,902
Free cash flow	$107,025	$66,990	$87,569	$69,373	$61,008
Free cash flow is a non-GAAP investment performance indicator which we believe provides useful information regarding the net cash generated by the Company before any payments to capital providers. Free cash flow is determined from net cash provided by operating activities adjusted for capital expenditures, excluding expansion capital, proceeds from asset sales, cash interest expense and interest income. Free cash flow excludes indemnification assets charge included in interest income and other. Free cash flow is not defined by U.S. GAAP and is not a substitute for net cash provided by operating activities.
Note (A):
Net cash provided by operating activities is affected by changes in our assets and liabilities and the amounts we pay in cash for our drydocks and vessel surveys as illustrated in the following table:

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Cash provided by (used in) changes in assets and liabilities, excluding drydock payments	$8,846	$(27,812)	$7,818	$(640)	$(24,083)
Cash paid for deferred drydock and survey costs	(17,674)	(35,483)	(40,083)	(40,018)	(24,069)
Total uses of cash for changes in assets and liabilities	$(8,828)	$(63,295)	$(32,265)	$(40,658)	$(48,152)

A-2

SCAN TO
VIEW MATERIALS & VOTE

DETACH AND RETURN THIS PORTION ONLY

TIDEWATER INC.

The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors - To elect eight (8) directors each for a one-year term:	For	Against	Abstain
1a. Darron M. Anderson	☐	☐	☐
1b. Melissa Cougle	☐	☐	☐
1c. Dick H. Fagerstal	☐	☐	☐
1d. Quintin V. Kneen	☐	☐	☐
1e. Louis A. Raspino	☐	☐	☐
1f. Robert E. Robotti	☐	☐	☐
1g. Kenneth H. Traub	☐	☐	☐
1h. Lois K. Zabrocky	☐	☐	☐

Please vote, date, sign and promptly return this proxy.

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO VIEW MATERIALS & VOTE TIDEWATER INC. 842 WEST SAM HOUSTON PARKWAY NORTH SUITE 400 HOUSTON, TX 77024 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TDW2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V49343-P12136 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a. 1b.Darron M. Anderson Melissa Cougle! !! !! ! 2.Say on Pay Vote - An advisory vote to approve executive compensation as disclosed in the proxy statement.For Against Abstain !!! 1c.Dick H. Fagerstal!!!1 Year2 Years 3 Years Abstain 1d. Quintin V. Kneen!!!3.Say on Pay Frequency Vote - An advisory vote to approve the frequency of future Say on Pay!!!! 1e.Louis A. Raspino!!!For Against Abstain 1f. Robert E. Robotti!!!4. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.!!! 1g.Kenneth H. Traub!!! NOTE: Such other business as may properly come before the 1h.Lois K. Zabrocky!!!meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report/Form 10-K are available at www.proxyvote.com. V49344-P12136 Proxy - TIDEWATER INC. This Proxy is solicited on behalf of the Board of Directors The undersigned appoints Daniel A. Hudson and Samuel R. Rubio as proxies, each with power to act alone or by substitution, to vote all shares of the undersigned in Tidewater Inc. on all matters coming before the Annual Meeting of Stockholders of Tidewater Inc. to be held on June 6, 2024, and any adjournments thereof. If the undersigned is a participant in the Tidewater Savings Plan ("Savings Plan"), this proxy card also serves as voting instructions to the Trustees of the Savings Plan to vote at the Annual Meeting, and any adjournment thereof, as specified on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT DIRECTED, AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS LISTED ON THE BACK OF THIS CARD, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDESEE REVERSE SIDE